UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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REGENXBIO Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGENXBIO Inc.

9804 Medical Center Drive

Rockville, MD 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of REGENXBIO Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on May 30, 2025, at 9:00 a.m. local time at the Company’s offices located at 9804 Medical Center Drive, Rockville, Maryland 20850 for the following purposes:

1.
To elect Allan Fox, Alexandra Glucksmann, Ph.D., Curran Simpson and Jennifer Zachary, to serve as Class I directors until the 2028 annual meeting of stockholders;
2.
To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for the year ending December 31, 2025;
3.
To hold an advisory vote on the compensation paid to the Company’s named executive officers;
4.
To hold an advisory vote to determine the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers;
5.
To approve the REGENXBIO Inc. 2025 Equity Incentive Plan; and
6.
To transact any other business properly brought before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 1, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection at the Company’s offices in Rockville, Maryland at the Annual Meeting and during normal business hours for a period of 10 days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or over the internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting, Notice of Internet Availability of Proxy Materials and proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 30, 2025:

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10‑K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

By Order of the Board of Directors,

Curran Simpson President and Chief Executive Officer

Rockville, Maryland April 8, 2025

This Proxy Statement is first being mailed to the stockholders of the Company on or about April 8, 2025.

i

REGENXBIO Inc.

9804 Medical Center Drive

Rockville, MD 20850

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of REGENXBIO Inc., which will be held on May 30, 2025, at 9:00 a.m. local time at the Company’s offices located at 9804 Medical Center Drive, Rockville, Maryland 20850.

When this Proxy Statement refers to “REGENXBIO,” the “Company,” “we,” “us” or “our,” it is referring to REGENXBIO Inc.

We are making this Proxy Statement and our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024 (the “Annual Report”) available to stockholders at www.proxyvote.com. On or about April 8, 2025, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

PROXY STATEMENT EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Overview and Vote Recommendations of the Board - Items of Business

Election of Directors: Please vote “For” each nominee (page 6)

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Director nominees have the right mix of experience, qualifications and skills and represent a mix of diverse experience, background and thought to contribute to our strategy and to the Board’s ability to perform its duties.
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All of our directors are independent, except for Curran Simpson, our President and CEO, Kenneth T. Mills, the Chairman of the Board, and Allan M. Fox.

Ratification of Appointment of Independent Registered Public Accounting Firm: Please vote “For” (page 20)

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PricewaterhouseCoopers LLP (“PwC”) is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.
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PwC has served as our independent registered public accounting firm since 2015.

Advisory Vote on Executive Compensation: Please vote “For” (page 23)

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Independent oversight by the Compensation Committee with the assistance of an independent external consultant.
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Executive compensation targets are determined based on an annual peer group review and annual analysis of all elements of executive compensation for each executive.

Advisory Vote on the Frequency of Executive Compensation: Please vote “One Year” (page 50)

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On an advisory basis, to determine how often stockholders prefer to have an advisory vote on the compensation of executives (every year, every two years, or every three years).
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An annual vote offers direct and immediate feedback on the Company’s compensation programs.
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We have held advisory votes on executive officer compensation on an annual basis since 2019 based on our stockholders’ expressed preference for an annual say on pay at the 2019 annual meeting.

Approve the REGENXBIO Inc. 2025 Equity Incentive Plan: Please vote “For” (page 51)

•
The Company has put forth an appropriately balanced equity incentive plan designed to attract and retain top talent and align their interests with the Company's long-term goals.
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The proposed equity incentive plan was crafted to align with current executive compensation trends and recommended best practices.

About REGENXBIO

We are a biotechnology company on a mission to improve lives through the curative potential of gene therapy. Since its founding in 2009, REGENXBIO has pioneered the field of AAV gene therapy. REGENXBIO is advancing a late-stage pipeline of one-time treatments for rare and retinal diseases, including RGX-202 for the treatment of Duchenne; clemidsogene lanparvovec (RGX-121) for the treatment of MPS II and RGX-111 for the treatment of MPS I, both in partnership with Nippon Shinyaku; and surabgene lomparvovec (ABBV-RGX-314) for the treatment of wet AMD and diabetic retinopathy, in collaboration with AbbVie. REGENXBIO's investigational gene therapies have the potential to change the way healthcare is delivered for millions of people.

Business Highlights

In 2024, we made significant progress toward our clinical development and business objectives, including the following achievements:

ABBV-RGX-314 for the Treatment of wet AMD and DR under the eyecare collaboration with AbbVie

We achieved key enrollment milestones with ABBV-RGX-314 ATMOSPHERE® and ASCENT™ pivotal clinical trials evaluating the efficacy and safety of ABBV-RGX-314 in patients with wet AMD using the subretinal delivery approach. We announced positive new data from multiple trials in the ABBV-RGX-314 program, including from the Phase II bridging study evaluating the clinical performance using the NAVXpress™ manufacturing platform process and the phase II AAVIATE® trial for the treatment of wet AMD using suprachoroidal delivery and the phase II ALTITUDE® trial using in-office suprachoroidal delivery for the treatment of DR without center-involved diabetic macular edema (DME).

We completed a successful End-of-Phase II meeting with the FDA for our Phase II ALTITUDE trial and expanded enrollment into a new cohort of patients with center-involved DME.

RGX-202 for the Treatment of Duchenne Muscular Dystrophy (“Duchenne”)

We delivered on RGX-202 milestones, including a successful End-of-Phase II meeting with the FDA, initiating a pivotal (Phase III) trial of AFFINITY DUCHENNE®, approval for trial initiation in Canada, and announcing first strength and functional assessment data for both dose levels.

RGX-121 for the Treatment of Mucopolysaccharidosis Type II (“MPS II”)

We announced that the pivotal phase of the CAMPSIITE® trial of RGX-121 for the treatment of patients up to 5 years old diagnosed with MPS II achieved its primary endpoint in addition to reporting positive long-term safety and tolerability data.

We also announced a successful pre-Biologics License Application (BLA) meeting for RGX-121, where we finalized details of our BLA with the FDA. Then in alignment with the FDA we completed filing of the first two sections of the rolling BLA for RGX-121.

Pipeline Prioritization and Corporate Restructuring

We successfully implemented and completed our strategic pipeline prioritization and corporate restructuring announced in late 2023, which was designed to prioritize the development of ABBV-RGX-314, RGX-202 and RGX-121, while seeking strategic alternatives for our other clinical stage programs.

We achieved our stated goal of strategic alternatives for our other clinical stage product candidates. We completed out-licensing agreements for RGX-181 for the treatment of late-infantile neuronal ceroid lipofuscinosis type 2 (CLN2) disease, and RGX-381 for the treatment of the ocular manifestations of CLN2 disease.

In January 2025, we announced a strategic partnership to develop and commercialize RGX-121 and RGX-111 for the treatment of MPS II and MPS I, respectively, in the United States and Asia.

We achieved our corporate objective of targeted cost reductions in excess of $50.0 million in 2024 stemming from the corporate restructuring plan implemented in late 2023.

Corporate Development and Pipeline Advancement

We successfully transitioned senior leadership roles with the internal elevation of a newly appointed CEO and a new external hire of a CFO.

Looking towards early portfolio plans, we continued to invest in our pre-clinical pipeline.

Financial Strength

We ended 2024 with $244.9 million in cash, cash equivalents and marketable securities. In the first quarter of 2025, the Company announced a strategic partnership with Nippon Shinyaku to develop and commercialize RGX-121 and RGX-111, with a $110.0 million upfront payment received under the collaboration in March 2025.

Corporate Governance Highlights

Our commitment to effective corporate governance is illustrated by the following practices:

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Our Board actively oversees and approves our corporate strategy.
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Our Board and board committee agendas are structured to engage our directors in informed reviews of strategic and forward-looking issues.
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Our Board reviews our enterprise-level risks and risk management practices.
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The charters of the Board committees clearly establish the committees’ respective roles and responsibilities.
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Our Board committees are fully independent.
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We have a strong, independent, clearly defined lead independent director role with meaningful governance duties.
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Our independent directors actively engage in board meetings, have direct access to management, and have discretion to hire independent advisors at the Company’s expense.

Sustainability Highlights

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Our Board has a long-standing commitment to corporate responsibility.
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We are committed to remaining cognizant of our impact on the wider environment in which we operate including Company initiatives designed to improve manufacturing yields and measuring baseline emissions to identify opportunities reduce waste.
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We are committed to providing equal opportunity in all aspects of employment.
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Our Board believes that gender, racial and ethnic diversity are important in providing diverse viewpoints. Our commitment to that belief is reflected in the composition of our Board, which includes three women among its five most recent additions.

Investor Engagement in 2024

Throughout 2024, including following our 2024 annual meeting, our leadership team consistently engaged with our top 25 shareholders representing approximately 68% of our outstanding common stock to discuss the progress of our clinical trials, our business strategy, our financial performance and strategic initiatives and our corporate guidance. We also provided stockholders an overview of the overall state of the gene therapy industry.

PROPOSAL 1:

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws ("the Bylaws"), the Board is divided into three classes of roughly equal size. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to our Bylaws, the Board has fixed the current number of directors at ten. Allan Fox, Alexandra Glucksmann, Ph.D., Curran Simpson and Jennifer Zachary, are the four Class I directors whose terms expire at this Annual Meeting. The Board has nominated Messrs. Fox and Simpson, Dr. Glucksmann and Ms. Zachary (collectively, the “nominees” and each, a “nominee”) to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or other removal. Each of the nominees was recommended for election by the Nominating and Corporate Governance Committee, and each such recommendation was approved unanimously by the Board.

Shares represented by signed proxy cards will be voted on Proposal 1 “For” the election of the nominees to the Board at the Annual Meeting, unless otherwise marked on the card. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by the current Board, unless otherwise marked on the card. The nominees have each agreed to serve as a director if elected. We have no reason to believe that any of the nominees will be unable to serve if elected.

Certain information about each of the nominees is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should continue to serve as directors.

Our directors have a diverse set of skills and experience on the board, including:

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all of our directors have life sciences experience, including with respect to gene therapy;
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all of our directors have deep public company or executive leadership experience;
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five of our directors have experience in medicine, science, academia or research;
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three of our directors have finance, accounting or IT experience;
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two of our directors have regulatory, public policy or legal experience;
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three of our directors have commercial experience and;
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four of our directors have international experience.

Name	Age	Positions and Offices Held with Company	Director Since
Allan M. Fox	77	Director	2009
Alexandra Glucksmann, Ph.D.	66	Director	2018
Curran Simpson	63	Director, President and Chief Executive Officer	2024
Jennifer Zachary	47	Director	2022

Allan M. Fox has been a Director since February 2009 and served as Chairman from June 2020 until June 2024. Mr. Fox is the founding partner of FOXKISER, a firm committed to the strategic development of transformative innovations from biomedical research, which was formed in September 1986. Mr. Fox specializes in identifying business opportunities and improving competitive market positions. Through FOXKISER, he has participated in the formation and development of numerous ventures in the public and private sectors, including the founding of REGENXBIO and Dimension Therapeutics, Inc. Before forming FOXKISER, Mr. Fox co-led the establishment of the Washington office of the law firm of Kaye Scholer. While in the public sector, Mr. Fox served as Chief of Staff and Chief Legislative Assistant to U.S. Senator Jacob K. Javits of New York. He also served as Chief Counsel to the United States Senate Health and Scientific Research Subcommittee, chaired by Senator Edward M. Kennedy. Mr. Fox was a Fellow in Law, Science and Medicine at Yale Law School where he received an LL.M. degree. Mr. Fox also holds a J.D. and B.A. from Temple University. Mr. Fox has specific attributes that qualify him to continue to serve as a member of the Board, including his broad experience in providing strategic advice to and investing in biotechnology companies throughout their life cycles, his expertise in identifying business opportunities, his deep experience with REGENXBIO since the time of its founding and his current and prior service on boards of directors.

Alexandra Glucksmann, Ph.D., has been a Director since May 2018. Dr. Glucksmann currently serves as President and CEO of Sensorium Therapeutics, a privately held biotechnology company, as a Senior Advisor at Scenic Biotech BV, a privately held biotechnology company, and on the Supervisory Board of TME Pharma NV, a biotechnology company focused on the treatment of aggressive cancers. From April 2018 to November 2022, Dr. Glucksmann served as the President and Chief Executive Officer and a director at Cedilla Therapeutics, Inc., a privately held biotechnology company, and from October 2017 to March 2018, Dr. Glucksmann was an Entrepreneur-in-Residence at Third Rock Ventures, LLC, a privately held healthcare venture firm, where she focused on company formation. She was also a founding employee of Editas Medicine, Inc., a publicly held biotechnology company, and served as its Chief Operating Officer from October 2013 to March 2017. Prior to that, Dr. Glucksmann was a founding employee of Cerulean Pharma Inc., a publicly held biotechnology company, and served as its Senior Vice President of research and business operations from September 2006 to June 2013. From August 2006 to May 2015, she served as a director at Taconic Biosciences, Inc. Dr. Glucksmann received a B.S. in Bacteriology from the University of Wisconsin-Madison and a Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago, and she completed her postdoctoral fellowship at the Massachusetts Institute of Technology. Dr. Glucksmann’s qualifications to continue to serve as a member of the Board include her extensive experience in senior management positions at biotechnology companies, particularly her experience in the formation and development of biotechnology companies.

Curran Simpson became Company President, Chief Executive Officer and Director in July 2024. Mr. Simpson previously served as our EVP, Chief Operating Officer and has been on our senior management team since August 2015. Prior to joining us, from December 2012 until August 2015, Mr. Simpson was the Regional Supply Chain Head for North America and Interim Chief Operating Officer at GlaxoSmithKline plc (“GSK”). Mr. Simpson was the Senior Vice President, Operations at the Human Genome Sciences division of GSK (“HGS”) from July 2006 to December 2012, as well as the Vice President, Manufacturing Operations at HGS from January 2003 to June 2006 and served as interim CEO of HGS, where he led the integration of HGS into GSK. Prior to HGS, Mr. Simpson held various positions with Biogen, Inc., Covance Biotechnology Services Inc., Novo-Nordisk Biochem Inc., Genentech, Inc. and Genencor, Inc. Mr. Simpson is a member of the Board of Directors of the Alliance for Regenerative Medicine, an international advocacy organization for cell therapies and genetic medicines. Mr. Simpson received an M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University and a B.S. in Chemistry/Chemical Engineering from Clarkson College of Technology. Mr. Simpson’s qualifications to serve as a member of the Board include his extensive experience as an executive in the biotechnology and life sciences industries, including as former EVP, Chief Operating Officer of our Company along with his prior service as a senior-level executive with biotechnology companies and his demonstrated business judgment.

Jennifer Zachary has been a Director since June 2022. Ms. Zachary currently serves as the Executive Vice President and General Counsel of Merck & Co., Inc. In this role, she serves as a legal advisor to Merck’s directors and executives, leads the company’s office of general counsel and sets the company’s global legal strategy. She is also responsible for the company’s compliance, global safety and environment, and global security functions. Prior to joining Merck, Ms. Zachary was a partner at the international law firm Covington & Burling, LLP. She practiced in the area of pharmaceutical and medical device regulatory law and advised a wide range of manufacturers and trade associations on compliance with government requirements for the development, manufacture and sale of their products. Prior to that, Ms. Zachary served as an Associate Chief Counsel for enforcement at the FDA and as a Special Assistant U.S. Attorney in the Civil Division of the U.S. Attorney’s Office for the District of Columbia. Ms. Zachary holds a B.S./B.A. in biology and chemistry from Arizona State University and a J.D. from Harvard Law School. Ms. Zachary has specific attributes that qualify her to continue to serve as a member of the Board, including her government service related to health care and regulatory compliance, experience in senior management positions at a large biopharmaceutical company and a global law firm, and her strong knowledge of strategic, legal and regulatory issues.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. The four nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends a vote “For” each director nominee.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the directors should serve as one of our directors. The term of the Class II directors will expire at the 2026 annual meeting of stockholders, and the term of the Class III directors will expire at the 2027 annual meeting of stockholders.

Name	Age	Positions and Offices Held with Company	Director Since
Jean Bennett, M.D., Ph.D.	70	Director	2021
George Migausky	70	Director	2021
A.N. “Jerry” Karabelas, Ph.D.	72	Director	2015
Kenneth T. Mills	50	Chairman of the Board	2009
David Stump, M.D.	75	Director	2015
Daniel Tassé	65	Lead Independent Director	2016

Class II Directors (Terms Expire in 2026)

Jean Bennett, M.D., Ph.D., has been a Director since September 2021. Dr. Bennett has been the F.M. Kirby Emeritus Professor of Ophthalmology at the Perelman School of Medicine at the University of Pennsylvania since July 2021, where she was previously a professor for 17 years. She also served as director of the Center for Advanced Retinal and Ocular Therapeutics at the University of Pennsylvania from July 2014 to June 2023. In addition to Dr. Bennett’s positions at the University of Pennsylvania, she has been an Investigator at the Center for Cellular and Molecular Therapeutics at The Children’s Hospital of Philadelphia for more than a decade. She also co-founded life science companies Spark Therapeutics (acquired by Roche), GenSight Biologics, Limelight Bio and Opus Genetics. Dr. Bennett has published or contributed to more than 175 peer-reviewed publications on gene therapy, including her pioneering work on gene therapy delivery of RPE65, which was foundational to the approval of Luxturna, the first gene therapy product approved by the U.S. Food and Drug Administration (the “FDA”). Dr. Bennett received a B.S. in Biology from Yale University, a Ph.D. in Zoology and Cell Biology from the University of California, Berkeley and an M.D. from Harvard University. She also completed postdoctoral fellowships in Radiobiology and Environmental Health at the University of California, San Francisco, Human Genetics at Yale School of Medicine and Development Genetics at The Johns Hopkins University School of Medicine. She is a member of the National Academy of Science, The National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Bennett’s work as a leading molecular genetics researcher and her past experience in drug development, provides her with deep medical and scientific experience and with life sciences expertise, particularly in the field of retinal gene therapy.

A.N. “Jerry” Karabelas, Ph.D., has been a Director since May 2015 and served as Lead Independent Director from June 2020 until June 2024. Dr. Karabelas has been a Venture Partner at Apple Tree Partners, a life sciences venture capital firm, since January 2021, prior to which he was a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture capital firm, from December 2001 to December 2020. Before joining Care Capital, Dr. Karabelas was Chairman at Novartis BioVentures Fund, which is owned by Novartis AG (“Novartis”), a provider of capital for life sciences companies across the biotech, medical devices and diagnostics industries, prior to which he was the Chief Executive Officer of Novartis Pharma AG, which is also owned by Novartis. Before joining Novartis, Dr. Karabelas was Executive Vice President, Worldwide Pharmaceuticals of SmithKline Beecham, where he was responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas also serves as a director at Braeburn Pharmaceuticals, Inc., a privately held pharmaceutical company, since September 2015. He previously served as director at Bausch Health Companies from 2016 until 2023, Chairman at Polyphor AG, a pharmaceutical company, from June 2013 to November 2019 and Inotek Pharmaceuticals Corporation from July 2012 to June 2016. In connection with his work at Care Capital, Dr. Karabelas previously served on numerous boards of directors of pharmaceutical and therapeutics companies, including Renovo, plc, Vanda Pharmaceuticals, Inc. and NitroMed, Inc. Dr. Karabelas also previously served as Chairman at SkyePharma, plc and Human Genome Sciences. Dr. Karabelas received a B.S. from the University of New Hampshire and a Ph.D. from the Massachusetts College of Pharmacy. Dr. Karabelas's senior management positions at commercial and development-stage biopharmaceutical companies, strong knowledge of strategic and regulatory issues, his insight into international operations and his international perspective on the life sciences industry and healthcare related issues provides him with deep executive leadership, medical, life sciences, regulatory, international and commercial expertise.

Daniel Tassé has been a Director since August 2016 and began serving as Lead Independent Director in July 2024. Mr. Tassé has served as the Chief Executive Officer and a director of DBV Technologies SA, a publicly held biopharmaceutical company, since November 2018. From March 2016 to March 2019, he was the Chairman of Alcresta Therapeutics, Inc. (“Alcresta”), a privately held biopharmaceutical company, and from March 2016 to November 2018, he was the Chairman and Chief Executive Officer of

Alcresta. Mr. Tassé previously served as a director at Indivior PLC, from August 2014 to May 2021, Bellerophon Therapeutics, Inc. from December 2013 to May 2019 and HLS Therapeutics Inc. from March 2018 to March 2019. Prior to the acquisition of Ikaria Inc. (“Ikaria”) by Mallinckrodt Pharmaceuticals in April 2015, Mr. Tassé was President, Chief Executive Officer and Chairman of Ikaria and served as the Interim Chief Executive Officer and President of Bellerophon from February 2014 to June 2014. Previously, Mr. Tassé was the General Manager of the Pharmaceuticals and Technologies Business Unit of Baxter International, Inc. and Vice President and Regional Director for Australasia at GlaxoSmithKline plc. Mr. Tassé was a member of the Health Section Governing Board of the Biotechnology Industry Organization, where he participated on the bioethics, regulatory environment and reimbursement committees. Additionally, Mr. Tassé was a member of the board of directors of the Pharmaceutical Research and Manufacturers of America, where he participated on the FDA and biomedical research committee. Mr. Tassé received a B.Sc. in Biochemistry from the University of Montreal. Mr. Tassé has an extensive track record of business building in the healthcare industry, a strong background in commercial operations, global management experience and a detailed knowledge of the life sciences industry, which provides him with a breadth of executive leadership, life sciences and international experience.

Class III Directors (Terms Expire in 2027)

George Migausky has been a Director since September 2021. Mr. Migausky has more than 30 years of experience in the life sciences industry, having served as Chief Financial Officer for several public biopharmaceutical and clinical diagnostic companies. From April 2017 to September 2017, Mr. Migausky served as interim Chief Financial Officer for Ocular Therapeutix, Inc., a biopharmaceutical company. Prior to that, he served as Chief Financial Officer of Dyax Corp., a biopharmaceutical company, from August 2008 through the company’s acquisition by Shire plc in January 2016. Prior to that, Mr. Migausky served as Chief Financial Officer of Wellstat Management Company, a biotechnology company, from 2007 to 2008, and Chief Financial Officer of IGEN International, Inc., a biotechnology company, and BioVeris Corporation, a diagnostics company, from 1986 through their acquisitions by F. Hoffman LaRoche in 2004 and 2007, respectively. Mr. Migausky has served as a director at Immunovant, Inc., a publicly held biopharmaceutical company, since December 2019. He has also served as a trustee at the Massachusetts Eye and Ear Institute since 2015. Mr. Migausky previously served as a director at Dimension Therapeutics, Inc. from June 2015 through the company’s acquisition by Ultragenyx Pharmaceutical Inc. in November 2017, and at Abeona Therapeutics Inc. from June 2020 to September 2020 and at Hyperion Catalysis International, a privately held electrical manufacturing company, from 2008 to August 2022. He received a B.S. from Boston College and an M.B.A. from Babson College. Mr. Migausky has specific attributes that qualify him to continue to serve as a member of the Board, including his significant experience in executive leadership positions in the life sciences industry and serving on the boards of directors and audit committees of publicly traded biopharmaceutical companies.

Kenneth T. Mills has been a Director since March 2009, and served as our President and Chief Executive Officer until July 2024 when he was appointed Chairman of the Board. Mr. Mills was appointed as President, Chief Executive Officer, and Director of Tagworks Pharmaceuticals BV, a privately-held precision oncology company, in July 2024. Mr. Mills was with FOXKISER LLP (“FOXKISER”), most recently as a Partner, from January 2007 to January 2015 and was previously the Chief Financial Officer and Vice President of Business Development at Meso Scale Diagnostics, a life sciences company, from January 2004 to December 2006 and was part of the original management team that established the company’s operations and financing strategy. From March 1997 to December 2003, Mr. Mills was employed at IGEN International, Inc., a biotechnology company, where he served as Director of Business Development up through the company’s acquisition by Roche. Mr. Mills received an S.B. in Chemistry from the Massachusetts Institute of Technology. Mr. Mills’ qualifications to continue to serve as a member of the Board include his extensive experience as an executive in the gene therapy and biotechnology industries, including as former President and Chief Executive Officer of our Company, his prior service as a senior-level executive in both early stage and mature biotechnology companies and his demonstrated business judgment.

David C. Stump, M.D., has been a Director since October 2015. From November 1999 to December 2012, Dr. Stump was with Human Genome Sciences, Inc., a biopharmaceutical company, as Executive Vice President, Research and Development from May 2007 to December 2012, Executive Vice President, Drug Development from December 2003 to May 2007 and Senior Vice President, Drug Development from November 1999 to December 2003. Prior to joining Human Genome Sciences, Dr. Stump held roles of increasing responsibility at Genentech, Inc., a biopharmaceutical company, from 1989 to 1999, including Vice President, Clinical Research and Genentech Fellow. Prior to joining Genentech, Dr. Stump was an Associate Professor of Medicine and Biochemistry at the University of Vermont. Dr. Stump has served as a director at MacroGenics, Inc., a publicly held biopharmaceutical company, since September 2013. He also currently serves on the board of trustees of Earlham College. Dr. Stump previously served as a director at Sunesis Pharmaceuticals, Inc. from June 2006 to February 2021, Portola Pharmaceuticals, Inc. from September 2015 to July 2020 and Dendreon Corporation, a biotechnology company, from June 2010 to June 2015. Dr. Stump holds an A.B. from Earlham College and an M.D. from Indiana University and completed his residency and fellowship training in internal medicine, hematology, oncology and biochemistry at the University of Iowa. Dr. Stump has specific attributes that qualify him to continue to serve as a member of the Board, including his substantial medical and scientific background and expertise, his extensive experience in research and development and operations in the biotechnology industry and his prior service on public company boards.

CORPORATE GOVERNANCE

Our Board is responsible for oversight of the management of the Company. In carrying out its responsibilities, the Board selects and monitors our management team, provides oversight of our financial reporting processes and determines and oversees the implementation of our corporate governance policies.

Corporate Responsibility

The Company seeks to enhance stockholder value while embodying its core values of Trust, Accountability, Perseverance and Innovation (our “Core Values”). As part of our Core Values the Company engages in the following areas to further our environmental, social and governance strategy:

Environmental Footprint

The Company is cognizant of its impact on the wider environment. In recognition of that impact, the Company's Rockville, Maryland headquarters is Leadership in Energy and Environmental Design Gold certified. Furthermore, the Company engages in multiple initiatives that are designed to improve manufacturing yields and is measuring waste generation and emissions to identify opportunities to reduce those levels. The Company has previously been locally recognized for its waste reduction and recycling programs.

Equal Opportunity

The Company believes that a merit-based, diverse, equitable and inclusive culture fosters innovation, which is integral to our mission. Our commitment to equal opportunity is also reflected in our diverse workforce population. We have also emphasized equal opportunity as part of our company culture, as set out in our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which, along with our Certificate of Incorporation and Bylaws, and the charters of the committees of the Board, provide the framework for our corporate governance. Our current corporate governance guidelines can be found, together with other corporate governance information, in the “Investors + Newsroom – Corporate Governance” section of our website at www.regenxbio.com. The Board also evaluates the charters of its committees from time to time, as appropriate.

Code of Business Conduct and Ethics

We maintain a code of business conduct and ethics that qualifies as a “code of ethics” under Item 406 of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K and applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The code of business conduct and ethics addresses various topics, including: (1) compliance with applicable laws, rules and regulations; (2) conflicts of interest; (3) public disclosure of information; (4) insider trading; (5) corporate opportunities; (6) competition and fair dealing; (7) gifts; (8) discrimination, harassment and retaliation; (9) health and safety; (10) record keeping; (11) confidentiality; (12) protection and proper use of company assets; (13) prevention of corruption; and (14) the reporting of illegal and unethical behavior.

The code of business conduct and ethics is available in the corporate governance section of our website at www.regenxbio.com. Any amendment or waiver of the “code of ethics” provisions of the code of business conduct and ethics for an executive officer or director may be granted only by the Board or a committee thereof and must be timely disclosed as required by applicable law. We intend to satisfy the disclosure requirements regarding any such amendment or waiver applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in a current report filed with the SEC on Form 8-K or on our website at www.regenxbio.com.

Director Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that all of our current directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Curran Simpson, our President and CEO, Kenneth T. Mills our Chairman and Allan M. Fox.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during 2024:

Committee	Chair	Non-Chair Members	Number of Meetings in 2024
Audit Committee	George Migausky	Jennifer Zachary David C. Stump, M.D.	5
Compensation Committee	Daniel Tassé	A.N. “Jerry” Karabelas, Ph.D. Alexandra Glucksmann, Ph.D.	8
Nominating and Corporate Governance Committee	David C. Stump, M.D.	Jean Bennett, M.D., Ph.D.	4

Below is a description of each committee of the Board. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things:

1.
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
2.
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
3.
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
4.
monitoring our internal control over financial reporting and our disclosure controls and procedures;
5.
meeting independently with our registered public accounting firm and management;
6.
furnishing the Audit Committee Report required by SEC rules;
7.
reviewing and approving or ratifying any related person transactions; and

8.
overseeing our risk assessment and risk management policies.

Our Audit Committee charter can be found in the “Investors + Newsroom – Corporate Governance” section of our website at www.regenxbio.com.

Three directors currently comprise the Audit Committee: Mr. Migausky (the Chair of the Audit Committee), Ms. Zachary and Dr. Stump. The Audit Committee met five times during 2024.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Mr. Migausky is an “audit committee financial expert,” as defined by applicable SEC rules, and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act")).

Compensation Committee

The Compensation Committee of the Board reviews and approves the design and philosophy of, assesses the effectiveness of, and administers executive compensation programs for officers and employees, including our equity incentive plans. Pursuant to the Compensation Committee charter, the functions of the Compensation Committee include, among other things:

1.
evaluating the performance of our Chief Executive Officer ("CEO") and determining the CEO’s salary and contingent compensation based on his or her performance and other relevant criteria;
2.
identifying the corporate and individual objectives governing the CEO’s compensation;
3.
approving the compensation of our other executive officers;
4.
making recommendations to the Board with respect to non-employee director compensation;
5.
reviewing and approving the terms of material agreements between us and our executive officers;
6.
overseeing and administering our equity incentive plans and employee benefit plans;
7.
reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;
8.
approving the Company’s annual Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and preparing the annual Compensation Committee report required by SEC rules;
9.
reviewing and selecting the companies in the Company’s peer group for purposes of assessing the compensation paid to the Company’s executive officers;
10.
conducting an annual assessment of material risk exposures associated with the Company’s compensation policies and practices and the mitigation thereof;
11.
considering the results of stockholder advisory votes on executive compensation and the frequency of such votes, among other factors, in determining compensation policies and practices; and
12.
conducting a review of executive officer succession planning periodically, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive officer positions.

In accordance with Nasdaq listing standards and our Compensation Committee charter, the Board has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation

Committee charter can be found in the “Investors + Newsroom – Corporate Governance” section of our website at www.regenxbio.com.

Three directors currently comprise the Compensation Committee: Mr. Tassé (the Chair of the Compensation Committee) and Drs. Glucksmann and Karabelas. The Compensation Committee met eight times during 2024.

The Board has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under Nasdaq listing standards, and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Our President and CEO often participates in the Compensation Committee’s meetings. He does not participate in the determination of his own compensation or the compensation of directors. Our President and CEO makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about the compensation of such individuals. Our Executive Vice President ("EVP"), Chief Communications and People Officer and our EVP, Chief Strategy and Legal Officer also regularly participate in the Compensation Committee’s meetings, but they do not participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Willis Towers Watson as its independent compensation consultant since April 2019. In connection with the 2024 compensation paid by the Company, Willis Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies, as described below, and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s remit and was available to advise the Compensation Committee regarding its responsibilities. The compensation consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and Nasdaq listing standards and concluded that Willis Towers Watson was independent under such standards and that their work did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors, and evaluates the performance of the Board, its committees and management against their duties and responsibilities relating to corporate governance. Pursuant to the Nominating and Corporate Governance Committee charter, the functions of the Nominating and Corporate Governance Committee include, among other things:

1.
reviewing the criteria for selecting directors set forth in the Company’s corporate governance guidelines and any additional factors deemed appropriate given the needs of the Board and the Company;
2.
identifying, evaluating and making recommendations to the Board and our stockholders concerning nominees for election to the Board, to each of the Board’s committees and as committee chairs;
3.
annually reviewing the performance and effectiveness of the Board, its committees and each individual director, and developing and overseeing a performance evaluation process;
4.
annually evaluating the performance of management, the Board and each Board committee against their duties and responsibilities relating to corporate governance;
5.
annually evaluating adequacy of our corporate governance structure, policies and procedures; and
6.
providing reports to the Board regarding the Nominating and Corporate Governance Committee’s nominations for election to the Board and its committees.

Our Nominating and Corporate Governance Committee charter can be found in the “Investors + Newsroom – Corporate Governance” section of our website at www.regenxbio.com.

Two directors currently comprise the Nominating and Corporate Governance Committee: Dr. Stump (the Chair of the Nominating and Corporate Governance Committee) and Dr. Bennett. The Nominating and Corporate Governance Committee met four times during 2024.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating and Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•
the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;
•
the candidate having sufficient time to devote to the affairs of the Company;
•
the candidate having a proven track record in his or her field;
•
the candidate’s ability to exercise sound business judgment;
•
the candidate’s commitment to vigorously represent the long-term interests of our stockholders;
•
whether or not a conflict of interest exists between the candidate and our business;
•
whether the candidate would be considered independent under applicable Nasdaq and SEC standards;
•
the current composition of the Board; and
•
the operating requirements of the Company.

In conducting this assessment, the Nominating and Corporate Governance Committee also considers diversity, age, skills, and such other factors as it deems appropriate given the then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

We believe that each of our directors brings a strong background and set of skills to our Board, giving the Board, as a whole, an appropriate balance of diversity, knowledge, experience, attributes, skills and expertise. In addition, seven of our ten directors are independent under Nasdaq standards (Mr. Simpson, our President and CEO, Mr. Mills and Mr. Fox being the exceptions) and our Nominating and Corporate Governance Committee believes that all ten directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, gene therapy business, marketing and financial experience and abilities to act with ethics and integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at Board and committee meetings and to provide required expertise on Board committees.

In evaluating director candidates, our Nominating and Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors.” The Nominating and Corporate Governance Committee believes that the members of the Board offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating and Corporate Governance Committee also believes that the members of the Board function well together as a group. The Nominating and Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board described in further detail above under the section entitled “Election of Directors,” provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

When there is a vacancy on the Board, the Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Director Qualifications and Diversity

The Board believes that it is important that its members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. The attributes required of Board members, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of our business and industry, (iii) financial expertise, including the ability to read and understand basic financial statements, (iv) diversity and (v) local and community ties.

Board Renewal

The Board believes it is important to have experienced directors with a deep understanding of the Company’s business as well as newer directors who bring fresh perspectives to the Board. In its efforts to identify potential director candidates, the Board and the Nominating and Corporate Governance Committee consider the input from the directors’ self-evaluation process to identify the backgrounds and expertise that are desired and the future needs of the Board in light of anticipated director retirements or resignations. The Board’s ongoing assessment of its collective skills, experience and expertise resulted in the recruitment of four new independent directors within the past seven years.

Our recruiting process typically involves either engaging a search firm or having a member of the Board or the Nominating and Corporate Governance Committee contact a prospect to gauge the prospect’s interest and availability. A candidate will then meet with several members of the Board and then meet with members of the Company’s management as appropriate. At the same time, the Board or the Nominating and Corporate Governance Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

Meetings of the Board

The Board met eight times during 2024. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Directors are encouraged, but not required, to attend our annual meetings of stockholders. All of the then-continuing directors attended our 2024 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Performance Evaluations of the Board of Directors and its Committees

In accordance with our corporate governance guidelines and the Nominating and Corporate Governance Committee charter, the Board, with the assistance of the Nominating and Corporate Governance Committee, evaluates the performance of the Board, its committees and each individual director on an annual basis. Each member of the Board conducts an annual self-evaluation for the purpose of determining whether the Board and its committees are functioning optimally. As part of this process, each director considers the effectiveness of the Board and each committee on which the director serves. The results of the evaluations are discussed at subsequent meetings of the Board and its committees.

Director Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may also take into consideration the number of shares of the Company’s common stock held by the recommending stockholder and the length of time that those shares have been held. To recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to the Company, including the following information:

•
the name of the stockholder and evidence of the stockholder’s ownership of the Company’s common stock, including the number of shares owned and the length of time the shares have been owned; and
•
the name of the director candidate, a description of the candidate’s qualifications to be a director of the Company, and the candidate’s consent to be named as a director nominee if recommended by the Nominating and Corporate Governance Committee and nominated by the Board.

Recommendations and the information described above should be sent to our Corporate Secretary at REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential director candidate, the Nominating and Corporate Governance Committee may: collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Nominating and Corporate Governance Committee may consider that candidate in light of information regarding any other candidates that the Nominating and Corporate Governance Committee may be evaluating at that time, as well as any relevant director search criteria. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that those shares have been held.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at an annual meeting of stockholders. For more information, see “Questions and Answers About the Proxy Materials and Voting—May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?”

Separation of Chairman of the Board and Chief Executive Officer Roles

The Board separates the positions of Chairman of the Board and CEO. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. We believe that having separate positions and having an outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Lead Independent Director

As the Chairman of the Board is not an independent director, the Board has appointed a Lead Independent Director to provide leadership for our independent directors. The Lead Independent Director has a clearly defined set of responsibilities and provides significant independent Board leadership. Mr. Tassé was appointed as our Lead Independent Director on July 1, 2024. During Mr. Tassé’s nearly nine years of service on our Board, he has consistently demonstrated strong leadership skills in addition to his strong knowledge of commercial operations, strategic management and the life sciences industry. The independent directors of the Board are confident in Mr. Tassé’s ability to serve as Lead Independent Director.

The position of Lead Independent Director has a clear mandate, significant authority and well-defined responsibilities under our corporate governance guidelines. These responsibilities include:

1.
presiding at executive sessions of the independent directors and at any other meeting when the Chairman of the Board is not present;
2.
determining an agenda for executive sessions of the independent directors;

3.
serving as a liaison between the Chairman of the Board, the CEO and the independent directors and advising the Chairman of the Board and the CEO, as appropriate, on the issues discussed at executive sessions of independent directors;
4.
calling special meetings of the independent directors; and
5.
performing other duties specified in the corporate governance guidelines or assigned from time to time by the Board.

Risk Oversight

The Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes the Board receiving regular reports from Board committees and members of senior management to enable the Board to understand and evaluate the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, reputational, information and cyber security, human capital, environmental and social risk. The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company.

The Board is responsible for overseeing information security risk, and management reports to the Board regarding our assessment of information security risk, among other risks we face, on a periodic basis. Management monitors our information security systems to identify and mitigate any related risks, and we do not believe we have experienced any material cyber breaches. We maintain cybersecurity insurance coverage and we continue to invest in data protection and information technology, including providing an information security training and compliance program to our employees. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Oversight by the Audit Committee includes direct communication with our external auditor, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking and conducts a compensation risk assessment on an annual basis. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate governance practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Insider Trading Policy

We have adopted insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. Our Insider Trading Policy prohibits our employees and related persons and entities from trading in our stock while in possession of material, nonpublic information. Our trading black-out period requires that certain officers of the Company and other designated employees only transact in our stock during an open window period, subject to limited exceptions. In addition, certain officers and directors of the Company are required to obtain approval in advance of transactions in our stock. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Communications with the Board

The Board is interested in receiving communications from stockholders and other interested parties. These parties may contact any member of the Board or any committee of the Board, the non-employee directors as a group or the chairperson of any committee. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties regarding accounting, internal controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent to our Corporate Secretary at REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary. The Corporate Secretary will review all such communications, but may, in his or her sole discretion, disregard any communication that he or she believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Corporate Secretary will share the communication with the applicable director or directors.

DIRECTOR COMPENSATION

Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. Kenneth T. Mills, who served as our President and CEO until July 1, 2024 and remained a member of the Board, did not receive any compensation from us during the first half of fiscal year ended December 31, 2024 for his service as a director and is only partially included in the 2024 Director Compensation Table below. Curran Simpson became our President and CEO and member of the Board effective July 1, 2024; he did not receive any compensation from us during our fiscal year ended December 31, 2024 for his service as a director and is not included in the 2024 Director Compensation Table below.

Fees Earned or Paid in Cash

In 2024, pursuant to our compensation program for non-employee directors, each member of the Board who was not an employee received the following annual cash compensation for Board services, as applicable, paid in quarterly installments in arrears:

Description of Service	Cash Compensation ($)
Chairman of the Board	35,000
Lead Independent Director	25,000
Member of the Board (including the Chairman of the Board and the Lead Independent Director)	45,000

In addition to the cash compensation described above, each member of the Board who served on the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee received additional cash compensation as follows, paid in quarterly installments in arrears:

Committee	Role	Cash Compensation ($)
Audit Committee	Committee Chair	20,000
	Committee Member	10,000
Compensation Committee	Committee Chair	15,000
	Committee Member	7,500
Nominating and Corporate Governance Committee	Committee Chair	10,000
	Committee Member	5,000

The annual cash compensation to our directors is pro-rated for any partial year of service on our Board or as a committee chair or committee member.

Equity Awards

The Company seeks to maintain competitive executive compensation in order to attract the most qualified candidates. The Company's non-employee director compensation program includes equity awards granted to directors annually and upon appointment to the Board as follows:

Non-employee directors receive an annual equity award grant with an aggregate value of $275,000. Of this amount, 75% is in the form of non-statutory stock options and 25% of the value is in the form of restricted stock units ("RSUs"), in each case rounded down to the nearest whole share. The exercise price per share price for each option is equal to the fair market value of our common stock on the grant date. The options vest in equal monthly installments over the 12 months following the grant date, with immediate full vesting in the event of a change in control. The RSUs vest in full on the first anniversary of the first day of the month in which the RSUs were granted, with immediate full vesting in the event of a change in control.

Each newly appointed non-employee director receives an initial equity award grant with an aggregate value of $550,000, of which 75% of the value is in the form of non-statutory stock options and 25% of the value is in the form of RSUs, in each case rounded down to the nearest whole share. The exercise price per share for each option is equal to the fair market value of our common stock on the grant date. The options vest in equal monthly installments over the 36 months following the grant date, with immediate full vesting in the event of a change in control. The RSUs vest over a three-year period, with one-third of the aggregate number of shares subject to the RSU award vesting on each of the first, second and third anniversaries of the first day of the month in which the RSUs were granted, with immediate full vesting in the event of a change in control.

Other Compensation

We reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. We also provide customary director and officer insurance for all directors.

2024 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2024:

Name	Fees Earned or Paid In Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Jean Bennett, M.D., Ph.D.	50,000	206,245	68,737	324,981
Allan M. Fox	62,500	206,245	68,737	337,481
Alexandra Glucksmann, Ph.D.	52,500	206,245	68,737	327,481
A.N. “Jerry” Karabelas, Ph.D.	65,000	206,245	68,737	339,981
George Migausky	65,000	206,245	68,737	339,981
Kenneth T. Mills(2)	40,000	—	—	40,000
David C. Stump, M.D.	65,000	206,245	68,737	339,981
Daniel Tassé	72,500	206,245	68,737	347,481
Jennifer Zachary	55,000	206,245	68,737	329,981

(1)
Amounts represent the aggregate grant date fair value of RSUs or options, as applicable, granted during the 2024 fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2)
Amounts include compensation to Mr. Mills for his service as a non-employee director and Chairman of the Board beginning on July 1, 2024, and exclude compensation to Mr. Mills for his service as President and CEO from January 1, 2024 through July 1, 2024, which is reported in the Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement.

As of December 31, 2024, our non-employee directors held the following unvested RSUs and outstanding options to purchase shares of our common stock:

Name	Aggregate Number of Unvested RSUs	Aggregate Number of Options Outstanding
Jean Bennett, M.D., Ph.D.	4,790	77,670
Allan M. Fox	4,790	150,170
Alexandra Glucksmann, Ph.D.	4,790	112,670
A.N. “Jerry” Karabelas, Ph.D.	4,790	123,445
George Migausky	4,790	77,670
Kenneth T. Mills	133,312	1,955,391
David C. Stump, M.D.	4,790	150,170
Daniel Tassé	4,790	137,670
Jennifer Zachary	6,797	72,085

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PwC as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2025, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2015. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee believes that the continued retention of PwC is in the best interests of the Company and our stockholders. As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the performance, objectivity or independence of the independent registered public accounting firm.

In determining whether to reappoint PwC as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PwC, an assessment of the professional qualifications and past performance of PwC and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, PwC has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting. The Audit Committee believes that appointing a new independent registered accounting firm would require a significant time commitment that could interfere with management’s focus on financial reporting and internal controls.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

In order for Proposal 2 to pass, the number of votes cast “For” Proposal 2 must exceed the number of votes cast against Proposal 2. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal. We do not expect to receive broker non-votes on this proposal because the ratification of the appointment of the independent registered public accounting firm is considered a "routine" matter for which banks, brokers or other nominees are generally empowered to vote any shares for which a beneficial owner does not provide voting instructions.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2024 and 2023, by PwC, our independent registered public accounting firm:

Fee Category	2024 Fees ($)	2023 Fees ($)
Audit Fees	1,470,150	1,529,650
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	2,000
Total Fees	1,472,150	1,531,650

Audit Fees

Audit fees consist of aggregate fees billed or incurred by PwC for professional services rendered in connection with the integrated audit of the consolidated annual financial statements and internal control over financial reporting, the review of financial statements included in the Company's quarterly reports on Form 10-Q and the review of registration statements filed with the SEC.

All Other Fees

All other fees consist of license fees billed for an annual subscription to accounting literature and tools offered by PwC.

All audit fees and other fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PwC, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and all other services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PwC or on an individual case-by-case basis before PwC is engaged to provide a service.

Recommendation of the Board

The Board unanimously recommends a vote “For” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed entirely of independent directors. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members (including the requirements of Rule 10A-3 promulgated under the Exchange Act) and has determined that each member of the Audit Committee meets that standard. George Migausky serves as an audit committee financial expert in accordance with applicable SEC regulations.

The Board is responsible for oversight of the Company’s corporate governance. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, internal controls, reporting and compliance. The Audit Committee is responsible for selecting and engaging the Company’s independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews its charter on an annual basis and makes recommendations to the Board with respect to potential amendments.

The Audit Committee relies on the expertise and knowledge of management, the Company’s internal audit function and the Company’s independent registered public accounting firm, PwC, in carrying out its responsibilities. The Company’s management is responsible for preparing the Company’s financial statements and for the Company’s financial reporting process, including the Company’s internal control over financial reporting and disclosure controls and procedures. PwC is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and for auditing the effectiveness of the Company’s internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee has reviewed and discussed with the Company’s management and PwC the audited financial statements for the fiscal year ended December 31, 2024 that were included in the Annual Report, as well as the effectiveness of the Company’s internal control over financial reporting as described in the Annual Report. The Audit Committee also reviewed and discussed with the Company’s management and PwC the unaudited interim financial statements that appeared in the Company’s Quarterly Reports on Form 10-Q that were filed with the SEC in 2024. In addition, the Audit Committee discussed with PwC those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the scope and results of PwC’s audits, the Company’s critical accounting policies and estimates, new accounting guidance and the critical audit matter(s) identified during the audit. PwC provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee regarding PwC’s independence and the Audit Committee and PwC discussed PwC’s independence from the Company. The Audit Committee and PwC had full access to each other and met in periodic executive sessions without management present.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has reviewed the performance of PwC and selected PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The Audit Committee has also recommended to the Board that its appointment of PwC be submitted to the Company’s stockholders for ratification.

The Audit Committee

George Migausky, Chair David C. Stump, M.D. Jennifer Zachary

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are holding a stockholder advisory vote on the compensation of our named executive officers, or a “say-on-pay vote,” as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. At the Annual Meeting, stockholders will be asked to approve the following resolution:

RESOLVED, that the stockholders of REGENXBIO Inc. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and compensation tables thereto pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

•
provide a total compensation package that is highly competitive in order to attract and retain highly qualified executives;
•
align the interests of our executives with the interests of our stockholders; and
•
emphasize the use of variable, performance-based compensation to reward executives for meeting strategic objectives.

Please see the “Executive Compensation” section of this Proxy Statement for a detailed discussion about our executive compensation program, including information about the 2024 compensation of our named executive officers.

While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and the Board. Both the Compensation Committee and the Board value the opinions of our stockholders and, to the extent there is any meaningful vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board. The current frequency of non-binding advisory votes on executive compensation is an annual vote.

Vote Required

In order for Proposal 3 to pass, the number of votes cast “For” Proposal 3 must exceed the number of votes cast “Against” Proposal 3. Abstentions and broker non-votes will not be counted either “For” or “Against” the proposal and will have no effect on the proposal.

Recommendation of the Board

The Board unanimously recommends a vote “For” thE approval, on an advisory basis, of the 2024 compensation of our Named Executive Officers.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names of the current executive officers of the Company and certain information about each of them are set forth below:

Curran Simpson. For information regarding Mr. Simpson, our President and CEO and a member of our Board, see “Proposal 1: Election of Directors.”

Mitchell Chan, age 44, is currently our EVP, Chief Financial Officer and Treasurer. Mr. Chan joined our senior management team in September 2024. Prior to joining us, Mr. Chan served as Operating Partner at Catalio Capital Management where he served as acting CFO of several portfolio companies and advised on the firm’s investments. From 2018 to 2021, Mr. Chan was Chief Financial Officer of Viela Bio, Inc. (“Viela”), where he oversaw a successful initial public offering and acquisition by Horizon Therapeutics. Prior to Viela, Mr. Chan held various financial and investor relations leadership roles at AstraZeneca and Genentech-Roche, among other companies. He has served on the board of directors of Avalo Therapeutics, a clinical-stage precision medicine company listed on Nasdaq, since 2021. Mr. Chan holds an M.S. in Medical Biophysics, an M.B.A, and a B.S. in Biochemistry from the University of Toronto.

Steve Pakola, M.D., age 56, is currently our EVP, Chief Medical Officer and has been our Chief Medical Officer since April 2019. Prior to joining us, Dr. Pakola served as Chief Medical Officer of Aerpio Pharmaceuticals, Inc. from October 2015 until April 2019. From April 2012 until October 2015, Dr. Pakola was the Chief Medical Officer of Amakem NV, a biopharmaceutical company. Prior to Amakem, from May 2000 until April 2012, Dr. Pakola was the Chief Medical Officer of ThromboGenics NV, a biopharmaceutical company, where he was the lead inventor and program lead for the Jetrea (ocriplasmin) program. Dr. Pakola received an M.D. and a B.A. in Biology, each from the University of Pennsylvania.

Olivier Danos, Ph.D., age 67, is currently our EVP, Chief Scientific Officer and has been our Chief Scientific Officer since March 2017. Prior to joining us, Dr. Danos was the Senior Vice President, Cell and Gene Therapy at Biogen Inc., a biotechnology company, from September 2014 until March 2017, where he led its gene therapy research and development activities. From September 2011 to September 2014, Dr. Danos was the Senior Vice President, Molecular Medicine, Synthetic Biology and Gene Regulation at Kadmon Pharmaceuticals. Prior to Kadmon, Dr. Danos served as the Director of the Gene Therapy Consortium of the University College of London and led a gene therapy research team at the Necker Hospital—Enfants Malades in Paris. He also served as the Chief Scientific Officer at Genethon and Senior Director of Research at Somatix Therapy Corporation, and held senior roles at the French National Centre for Scientific Research and the Pasteur Institute in Paris. Dr. Danos is the former President and founding member of the European Society of Gene and Cell Therapy. Dr. Danos received a Ph.D. in Biology from the Pasteur Institute and University of Paris Diderot and a Master in Science in Genetics and Molecular Biology at the University of Paris Orsay. Dr. Danos remains in his role as EVP, Chief Scientific Officer but as of March 2025 was no longer deemed to be an executive officer of the Company.

Patrick J. Christmas, age 54, is currently our EVP, Chief Strategy and Legal Officer and has been on our senior management team since August 2016. Prior to joining us, Mr. Christmas served as Interim General Counsel at Tolero Pharmaceuticals, Inc. from April 2015 until August 2016. From May 2011 until November 2014, Mr. Christmas was the Vice President, General Counsel of Lumara Health, a specialty pharmaceutical company, until the company's acquisition. Prior to Lumara Health, Mr. Christmas was General Counsel at the Wellstat Companies, a group of biotechnology companies, from July 2007 until May 2011 and General Counsel at BioVeris Corporation, a publicly held diagnostics company, from April 2005 to July 2007, until the company's acquisition by F. Hoffman LaRoche Ltd. Mr. Christmas began his career as an Associate at the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Christmas received a J.D. from the University of Notre Dame and a B.A. in Economics from Boston College.

Craig Malzahn, age 52, was appointed as EVP, Product Development and Chief Technology Officer in March 2025 and has been with the Company since November 2019. Prior to joining us, Mr. Malzahn was the Vice President and Site Head for GlaxoSmithKline plc (“GSK”), a pharmaceutical company, from January 2017 to October 2019. Mr. Malzahn was the Director, BioPharmaceutical Technology at GSK from April 2016 to December 2016 and the Director, Supply Chain at GSK from December 2012 to March 2016. Prior to GSK, Mr. Malzahn was Senior Director, Supply Chain at Human Genome Sciences (“HGS”) and held various roles at HGS from November 2003 to November 2012. Preceding HGS, Mr. Malzahn held various manufacturing positions at Baxter and North American Vaccines. Mr. Malzahn received an M.S. in Biotechnology from Johns Hopkins University and a B.S. in Biology from Virginia Tech.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our compensation philosophy, policies and decisions for 2024 for the following executives, whom we refer to in this CD&A and in the related tables as our named executive officers (“NEOs”):

•
Curran Simpson, who was appointed as our President and Chief Executive Officer effective July 1, 2024;
•
Mitchell Chan, who was appointed as our EVP, Chief Financial Officer effective September 16, 2024;
•
Stephen Pakola, M.D., our EVP, Chief Medical Officer;
•
Patrick J. Christmas, our EVP, Chief Strategy and Legal Officer;
•
Olivier Danos, Ph.D., our EVP, Chief Scientific Officer;
•
Kenneth T. Mills, our former President and Chief Executive Officer; and
•
Vit Vasista, our former EVP, Chief Financial Officer.

Executive Summary of Our 2024 Achievements

We are a biotechnology company on a mission to improve lives through the curative potential of gene therapy. Since its founding in 2009, REGENXBIO has pioneered the field of AAV gene therapy. REGENXBIO is advancing a late-stage pipeline of one-time treatments for rare and retinal diseases, including RGX-202 for the treatment of Duchenne; clemidsogene lanparvovec (RGX-121) for the treatment of MPS II and RGX-111 for the treatment of MPS I, both in partnership with Nippon Shinyaku; and surabgene lomparvovec (ABBV-RGX-314) for the treatment of wet AMD and diabetic retinopathy, in collaboration with AbbVie. REGENXBIO's investigational gene therapies have the potential to change the way healthcare is delivered for millions of people.

In 2024, we made significant progress toward our clinical development and business objectives, including the following achievements, which impacted executive compensation:

ABBV-RGX-314 for the Treatment of wet AMD and DR under the eyecare collaboration with AbbVie

We achieved key enrollment milestones with ABBV-RGX-314 ATMOSPHERE® and ASCENT™ pivotal clinical trials evaluating the efficacy and safety of ABBV-RGX-314 in patients with wet AMD using the subretinal delivery approach. We announced positive new data from multiple trials in the ABBV-RGX-314 program, including from the Phase II bridging study evaluating the clinical performance using the NAVXpress™ manufacturing platform process and the phase II AAVIATE® trial for the treatment of wet AMD using suprachoroidal delivery and the phase II ALTITUDE® trial using in-office suprachoroidal delivery for the treatment of DR without center-involved diabetic macular edema (DME).

We completed a successful End-of-Phase II meeting with the FDA for our Phase II ALTITUDE trial and expanded enrollment into a new cohort of patients with center-involved DME.

RGX-202 for the Treatment of Duchenne Muscular Dystrophy (“Duchenne”)

We delivered on RGX-202 milestones, including a successful End-of-Phase II meeting with the FDA, initiating a pivotal (Phase III) trial of AFFINITY DUCHENNE®, approval for trial initiation in Canada, and announcing first strength and functional assessment data for both dose levels.

RGX-121 for the Treatment of Mucopolysaccharidosis Type II (“MPS II”)

We announced that the pivotal phase of the CAMPSIITE® trial of RGX-121 for the treatment of patients up to 5 years old diagnosed with MPS II achieved its primary endpoint in addition to reporting positive long-term safety and tolerability data.

We also announced a successful pre-Biologics License Application (BLA) meeting for RGX-121, where we finalized details of our BLA with the FDA. Then in alignment with the FDA we completed filing of the first two sections of the rolling BLA for RGX-121.

Pipeline Prioritization and Corporate Restructuring

We successfully implemented and completed our strategic pipeline prioritization and corporate restructuring announced in late 2023, which was designed to prioritize the development of ABBV-RGX-314, RGX-202 and RGX-121, while seeking strategic alternatives for our other clinical stage programs.

We achieved our stated goal of strategic alternatives for our other clinical stage product candidates. We completed out-licensing agreements for RGX-181 for the treatment of late-infantile neuronal ceroid lipofuscinosis type 2 (CLN2) disease, and RGX-381 for the treatment of the ocular manifestations of CLN2 disease.

In January 2025, we announced a strategic partnership to develop and commercialize RGX-121 and RGX-111 for the treatment of MPS II and MPS I, respectively, in the United States and Asia.

We achieved our corporate objective of targeted cost reductions in excess of $50.0 million in 2024 stemming from the corporate restructuring plan implemented in late 2023.

Corporate Development and Pipeline Advancement

We successfully transitioned senior leadership roles with the internal elevation of a newly appointed CEO and new external hire of a CFO.

Looking towards early portfolio plans, we continued to invest in our pre-clinical pipeline.

Financial Strength

We ended 2024 with $244.9 million in cash, cash equivalents and marketable securities. In the first quarter of 2025, the Company announced a strategic partnership with Nippon Shinyaku to develop and commercialize RGX-121 and RGX-111, with a $110.0 million upfront payment received under the collaboration in March 2025.

Compensation Philosophy and Objectives

The rapidly growing gene therapy industry has created a competitive recruitment and retention market for strong talent. It is our goal to ensure that we have the most skilled, innovative and resourceful executives on our leadership team. We foster an environment at REGENXBIO that will attract and retain top talent, and our executive compensation program is designed to support those objectives. Our program is structured around the following philosophy and objectives:

Attract, Motivate and Retain Highly Qualified Executives
•
Our compensation program is designed to attract, motivate and retain highly experienced individuals who are recognized as best-in-class.
•
We believe we provide a total compensation package that is competitive with our peer group.

Align the Interests of Executives with the Interests of Stockholders
•
Our compensation program is designed to align the compensation realized by our executives with the value realized by our stockholders.
•
We provide our executives with equity accumulation opportunities, which typically include an equity grant upon joining the Company. This is intended to ensure the alignment of the interests of each new executive with the interests of our stockholders. A significant portion of our NEOs’ total compensation in 2024 was based on stock options and RSUs.
•
Our stock options generally vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.
•
Our RSUs generally vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company.

Pay for Performance
•
Our compensation program is designed to reward our executives for attaining pre-established business and individual goals. The attainment of these goals requires each executive to dedicate time and effort to the Company and use skills and experience to maximize stockholder value.
•
A significant portion of our executives’ compensation is based on Company and individual performance, and the compensation program is designed to reward both short-term and long-term performance.
•
Short-term performance of our executives is primarily rewarded through annual cash incentive awards and bonuses, including special bonuses in the event of extraordinary achievements, that reflect the achievement of corporate and individual goals. Long-term performance of our executives is primarily rewarded through stock option awards and RSU awards that become exercisable with continued service to the Company and whose value is tied to the price of our common stock.

Use Variable, Performance-Based, and At-Risk Compensation to Reward Executives for Meeting Strategic Objectives
•
As shown in the following charts, our compensation program is designed such that a significant portion of executive compensation is based on variable, performance-based, and at-risk compensation, such as annual cash incentive awards, stock option awards and RSU awards.
•
We believe this mix of compensation best aligns the interests of our executives with those of our stockholders and contributes to both the achievement of short-term goals and the advancement of our long-term strategy.
•
In 2024, 90% of our President and CEO’s total compensation was variable, performance-based and at-risk and an average of 81% of our other NEOs’ total compensation was variable, performance-based and at-risk.

2024 CEO Compensation Cash Incentive Awards 7% All Other Compensation 1% Salary 9% 9 RSU Awards 24% Option Awards 59% 2024 Variable Performance-Based vs Guaranteed CEO Compensation Guaranteed Compensation (Salary and All Other Compensation) 8% Variable Performance-Based Compensation (Option Awards RSU Awards Special and Cash Incentive Awards) 90% 2024 Average Other NEO Compensation Cash Incentive Awards 6% All Other Compensation 5% Salary 15% RSU Awards 38% Option Awards 36% 2024 Variable Performance-Based vs Guaranteed Average Other NEO Compensation Guaranteed Compensation (Salary and All Other Compensation) 10% Variable Performance Based Compensation (Option Awards RSU and Cash Incentive Awards) 90%

(1)
Information based on total compensation for 2024 to Curran Simpson and Kenneth T. Mills as reported in the Summary Compensation Table.
(2)
Information based on total compensation for 2024 to NEOs other than Curran Simpson and Kenneth T. Mills as reported in the Summary Compensation Table.

Oversight and Operation of our Executive Compensation Program

Our executive compensation program demonstrates a commitment to a robust process and strong corporate governance practices, as evidenced by the following:

What We Do:	What We Don’t Do:

✓ Periodic review of performance metrics:

Our Compensation Committee establishes the performance metrics that govern incentive compensation near the beginning of each year and reviews achievement of these metrics shortly following the end of each year.

ϰ Provide uncapped cash incentive payouts:

Payouts under our annual short-term cash incentive program are capped for both corporate and individual performance, which discourages excessive risk-taking while encouraging the achievement of goals in the short-term.

✓ Maintain an industry-specific peer group for benchmarking pay:

Our Compensation Committee periodically selects publicly traded biopharmaceutical companies to comprise our peer group for benchmarking compensation.

ϰ Provide excessive benefits or perquisites: Our NEOs are not entitled to any excessive benefits or perquisites.

✓ Deliver executive compensation primarily through performance-based pay:

Our executive compensation program rewards performance in a variety of ways, with the aim of arriving at a balanced assessment for each executive based on his or her contribution to the Company’s strategic objectives. The program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards, and the program balances fixed compensation through base salary with variable, performance-based compensation through annual cash incentives and equity awards. The majority of our executives’ compensation is variable and based on Company and individual performance.

ϰ Allow hedging, pledging or “short-sale” transactions:

We prohibit directors, officers, employees and certain other individuals from engaging in hedging transactions involving the Company’s securities, “short sales” of the Company’s securities (sales of securities not already owned) and pledging of any Company securities without the prior approval of the Company.

✓ Set challenging cash incentive goals:

Our Compensation Committee sets objectives for determining annual short-term cash incentive payouts which are challenging but attainable, with attainment uncertain.

ϰ No plans that encourage excessive risk-taking:

     Our Compensation Committee conducts a compensation risk assessment annually. The Compensation Committee believes that the mix of long-term equity incentives, short-term cash incentives and base salary appropriately balances both short-term and long-term performance goals and does not pose a risk that is likely to have a material adverse impact on the Company.

✓ Use negative discretion in delivering performance-based pay: Our Compensation Committee can exercise its discretion to reduce or eliminate cash incentive compensation payouts and equity awards.

✓ Use “double trigger” vesting in the event of a change in control:

For our executives, acceleration of stock option vesting, as well as other payments and benefits, will occur upon a “double trigger” in the event of a change in control (i.e., termination without cause or for good reason following a change in control).

✓ Engage an independent compensation consultant: Our outside compensation consultant is independent, reports directly to the Compensation Committee, advises on compensation levels and practices and conducts an annual review of compensation-related risk.

✓ Maintain a Clawback policy for equity and incentive compensation:

Our Clawback Policy provides the Board, in the event of an accounting restatement, with discretion to recover any amount of any incentive based compensation (including performance based cash and equity compensation tied to performance objectives) that we pay to our current or former executive officers (see section entitled “Clawback Policy” of this Proxy Statement for additional details).

Process of Determining Executive Compensation

Role of the Compensation Committee. Our Compensation Committee has been delegated the authority by the Board to make determinations regarding all elements of compensation for our executives. The Compensation Committee engages an independent compensation consultant to advise it on the competitiveness of the executive compensation program, including an annual peer group review and annual analysis of all elements of executive compensation for each executive. Compensation packages for each executive are typically finalized and approved at the first Compensation Committee meeting each year.

Role of Management. In making executive compensation decisions, our Compensation Committee may solicit input from management as appropriate with respect to individual and Company performance and results. The Compensation Committee receives recommendations and evaluations with respect to the compensation and performance of our executives from our President and CEO (except for his own compensation and performance). The EVP, Chief Communications and People Officer works with our compensation consultant to provide any external market data it requires. The Compensation Committee considered assessments from management when making 2024 compensation decisions.

Role of the Compensation Consultant. Our Compensation Committee is authorized to select and retain its own independent compensation consultant. The Compensation Committee has retained Willis Towers Watson in this role since April 2019. The compensation consultant has annually conducted a comprehensive assessment of our executive compensation program and pay levels, advised the Compensation Committee on evolving best practices in executive compensation and provided benchmarking data and recommendations. The Compensation Committee conducted an evaluation of Willis Towers Watson and concluded that the engagement did not raise any conflict of interest.

Peer Group Data. Our Compensation Committee reviews our peer group annually to ensure it remains relevant and current. Our Compensation Committee, upon advice received from its independent compensation consultant, selected the 15 companies that comprised our peer group for determining 2024 compensation through a screening process that considered publicly traded biopharmaceutical companies similar to us in headcount and market capitalization.

Our 2024 peer group companies were as follows:

2seventy bio, Inc.	Denali Therapeutics Inc.	PTC Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	Editas Medicine, Inc.	Sangamo Therapeutics, Inc.
bluebird bio, Inc.(1)	MacroGenics, Inc.	Supernus Pharmaceuticals, Inc.
Blueprint Medicines Corporation	MeiraGTx Holdings plc	Ultragenyx Pharmaceutical Inc.
CRISPR Therapeutics AG	Mirati Therapeutics, Inc.(2)	uniQure N.V.

(1)
In February 2025 bluebird bio, Inc. announced a definitive agreement to be acquired.
(2)
In January 2024 Mirati Therapeutics, Inc. was acquired by Bristol Myers Squibb.

Survey Data. In addition to using peer group data, the Compensation Committee references survey data for comparable companies from the Radford Global Life Sciences Survey to inform compensation decisions.

Elements of Compensation

Compensation packages for our NEOs in 2024 included the following elements:

Element	Purpose of Element
Base salary	Provide NEOs with a market competitive salary that recognizes experience, value and level of contribution to achieving the Company’s objectives
Annual short-term cash incentive	Motivate and reward NEOs for short-term individual and corporate performance Attract and retain talented NEOs
Long-term equity incentives	Motivate and reward NEOs for long-term corporate performance Align the interests of NEOs and stockholders, thereby enhancing stockholder value Attract and retain talented NEOs
Health, welfare and retirement benefits	Provide competitive benefits to protect employees’ and their covered dependents’ health and welfare, and to foster retirement savings
Severance and change in control benefits	Discourage turnover and allow NEOs to respond to the possibility of a change in control without being influenced by the potential effects of a change in control on their job security

The elements of our 2024 executive compensation program and compensation decisions for NEOs are described in further detail below.

Base Salary

Our Compensation Committee reviews and sets base salaries for NEOs, other than the President and CEO, on an annual basis in January of each year. Our Board determines the base salary for our President and CEO based on the recommendation of the Compensation Committee.

Our Compensation Committee and Board seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executives at our peer group companies. In determining the base salary for each executive, the Compensation Committee takes many factors into account, including but not limited to:

•
the competitive benchmark data provided by the compensation consultant;
•
the scope and strategic impact of the executive’s responsibilities;
•
the experience level of the executive;
•
the executive’s performance against objectives for the year, leadership and contribution to the objectives of the Company;
•
relative compensation levels between executives; and
•
input from the President and CEO (for each executive other than the President and CEO).

Our NEOs were given merit increases to their base salaries in 2024 as a result of their respective performances in 2023. In consideration of the factors described above, the base salaries for our NEOs were adjusted as follows in 2024:

Name	Annual Base Salary Approved in 2024 ($)	Annual Base Salary Approved in 2023 ($)	Percentage Increase from 2023 to 2024
Curran Simpson(1)	610,000	512,928	18.9%
Mitchell Chan(2)	490,000	N/A	N/A
Stephen Pakola, M.D.	518,082	498,156	4.0%
Olivier Danos, Ph.D.	522,348	502,257	4.0%
Patrick J. Christmas	500,868	470,299	6.5%
Kenneth T. Mills(3)	676,790	676,790	0.0%
Vit Vasista(4)	500,018	500,018	0.0%

(1)
Curran Simpson served as EVP, Chief Operating Officer through July 1, 2024, on which date he was appointed President and CEO. Mr. Simpson's annual base salary reported for 2023 relates to his compensation as EVP, Chief Operating Officer. Mr. Simpson's annual base salary was increased to $533,445 effective January 1, 2024 reflecting an increase of 4% compared to his 2023 base salary. Mr. Simpson's annual base salary was then further increased to $610,000 upon his appointment as President and CEO effective July 1, 2024.
(2)
Mitchell Chan joined the Company as EVP, Chief Financial Officer on September 16, 2024.
(3)
Kenneth T. Mills' last day of employment as President and CEO was July 1, 2024.
(4)
Vit Vasista's last day of employment as EVP and Chief Financial Officer was September 16, 2024.

Annual Short-Term Cash Incentive

We have an annual cash incentive program for all employees, which is intended to align corporate, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to achievement of those goals. In establishing targets for the cash incentive awards for our NEOs, the Compensation Committee (and the Board, in the case of our President and CEO) considers cash incentive awards paid to executives in similar positions at our peer group companies.

Target cash incentive award percentages for our NEOs in 2024, as compared to 2023, are reflected in the table below:

Name	Target Cash Incentive Award for 2024 (% of Base Salary)	Target Cash Incentive Award for 2023 (% of Base Salary)
Curran Simpson(1)	60%	40%
Mitchell Chan(2)	40%	N/A
Stephen Pakola, M.D.	40%	40%
Olivier Danos, Ph.D.	40%	40%
Patrick J. Christmas	40%	40%
Kenneth T. Mills(3)	60%	60%
Vit Vasista(4)	40%	40%

(1)
Curran Simpson served as EVP, Chief Operating Officer through July 1, 2024, on which date he was appointed President and CEO. Mr. Simpson's target cash incentive award for 2023 relates to his compensation as EVP, Chief Operating Officer. Mr. Simpson's target cash incentive award for 2024 relates to his compensation as President and CEO effective July 1, 2024. Mr. Simpson's actual cash incentive award for 2024 was prorated for his target award of 40% of base salary through July 1, 2024 and 60% of base salary for the period from July 1, 2024 through December 31, 2024.
(2)
Mitchell Chan joined the Company as EVP, Chief Financial Officer on September 16, 2024. Mr. Chan's cash incentive award for 2024 was prorated for 40% of base salary for the period from September 16, 2024 through December 31, 2024.
(3)
Kenneth T. Mills' last day of employment as President and CEO was July 1, 2024. In accordance with his Consulting and Employment Separation Agreement effective June 12, 2024 (the “Mills Consulting and Employment Separation Agreement”), Mr. Mills received his full target cash incentive award for 2024 and certain other benefits.
(4)
Vit Vasista's last day of employment as EVP and Chief Financial Officer was September 16, 2024. In accordance with his Employment Separation Agreement dated September 14, 2024 (the “Vasista Employment Separation Agreement”), Mr. Vasista received severance equal to 12 months of base pay, 75% of his target cash incentive award for 2024 and certain other benefits.

For 2024, our Compensation Committee determined that the cash incentive awards for our NEOs, except for our President and CEO, Mr. Simpson, and former President and CEO, Mr. Mills, would be determined based on corporate and individual objectives. Given the CEO's substantial influence on the overall performance of the Company, the Compensation Committee believed it was appropriate and in the best interests of the Company to have Mr. Simpson's and Mr. Mills' cash incentive awards be based solely upon the achievement of corporate objectives, and the independent Board members concurred. The Compensation Committee believes that including the achievement of individual goals as a component of our cash incentive award payouts is important to motivate our NEOs other than our CEO, as we continue to progress toward the commercial phase of our Company. For 2024, weightings allocated to corporate and individual objectives were as follows:

Name	Corporate Objectives Weighting	Individual Objectives Weighting
Curran Simpson	100%	—
Mitchell Chan	75%	25%
Stephen Pakola, M.D.	75%	25%
Olivier Danos, Ph.D.	75%	25%
Patrick J. Christmas	75%	25%
Kenneth T. Mills	100%	—
Vit Vasista	75%	25%

The Company’s annual cash incentive program, which is approved by the Compensation Committee and applicable to all employees, utilizes both a corporate performance multiplier and an individual performance multiplier. The corporate performance multiplier is based on the degree to which the Company’s objectives have been achieved during the relevant year; this multiplier is determined by the Compensation Committee and may range from 0 to 200% of target, provided that, if it is determined to be less than 50% of target, there will be no payout for the portion of our annual incentive program that is attributable to corporate performance. The individual performance modifier is based on the degree to which each employee’s individual objectives have been achieved during the relevant year; this multiplier is approved by the Compensation Committee for each of our NEOs and may range from 0 to 200% of target.

Corporate Objectives

Near the beginning of each year, our management recommends annual corporate objectives to our Compensation Committee and Board for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year.

The Compensation Committee and the Board approved the corporate objectives and weightings for 2024 as reflected in the table below. At the time of approval, the Compensation Committee believed that these objectives were challenging, but attainable, and that attainment was uncertain.

Corporate Objective	Weighting (% of Corporate Objectives)
Deliver on late-stage prioritized program milestones for ABBV-RGX-314, RGX-202 and RGX-121	60%
Maintain financial strength of the Company to achieve corporate objectives, and conclude 2024 with capital resources to support key program drivers of value into 2026	25%
Execute strategic partnerships for RGX-121 and deprioritized programs	10%
Increase value of early product portfolio and NAV Technology Platform	5%
Total	100%

Individual Objectives

Our President and CEO, in consultation with our other NEOs, identified individual objectives for each of our other NEOs near the beginning of 2024 that were specific to each of their respective areas of responsibility and supported meeting our corporate objectives. These individual objectives were then recommended to and approved by our Compensation Committee. At the time of approval, the Compensation Committee believed these objectives were challenging, but attainable, and that attainment was uncertain.

Our Compensation Committee, with input from our President and CEO, made a determination following the end of the year as to the level of achievement of the respective individual objectives by each of our NEOs, other than our President and CEO.

Determining Payouts of Annual Cash Incentives

With respect to our 2024 corporate objectives, our Board and Compensation Committee determined that we achieved a payout percentage of 100% of target based on our corporate performance. When assessing the payouts, the Board and Compensation Committee took into account our overall financial condition at the time and our performance relative to our annual corporate objectives. The Compensation Committee determined that all NEOs were instrumental in meeting our corporate objectives.

The determination of the Board and Compensation Committee regarding our performance relative to each corporate objective is shown in the following table:

Corporate Objective	Weighting (% of Corporate Objectives)	Performance Level	Percentage of Corporate Objective Achieved
Deliver on late-stage prioritized program milestones for ABBV-RGX-314, RGX-202 and RGX-121	60%	Substantially Achieved	55%
Maintain financial strength of the Company to achieve corporate objectives, and conclude 2024 with capital resources to support key program drivers of value into 2026	25%	Achieved	25%
Execute strategic partnerships for RGX-121 and deprioritized programs	10%	Exceeded	15%
Increase value of early product portfolio and NAV Technology Platform	5%	Achieved	5%
Total	100%		100%

Based on the Company’s level of performance in 2024 relative to our corporate goals, and based on the level of performance of each NEO other than our President and CEO in 2024 relative to individual goals, our NEOs earned the cash incentive awards shown in the following table for 2024:

			Allocation of Cash Incentive Award		Percentage of Objective Achieved
Name	Base Salary ($)	Target Cash Incentive Award (% of Base Salary)	Corporate Objectives	Individual Objectives	Corporate Objectives	Individual Objectives	Cash Incentive Award for 2024 ($)
Curran Simpson(1)	610,000	60%	100%	—	100%	N/A	289,689
Mitchell Chan(2)	490,000	40%	75%	25%	100%	100%	56,921
Stephen Pakola, M.D.	518,082	40%	75%	25%	100%	110%	212,414
Olivier Danos, Ph.D.	522,348	40%	75%	25%	100%	95%	206,327
Patrick J. Christmas	500,868	40%	75%	25%	100%	105%	202,852
Kenneth T. Mills(3)	676,790	60%	100%	—	100%	N/A	406,074
Vit Vasista(4)	500,018	40%	75%	25%	100%	100%	150,005

(1)
Curran Simpson served as EVP, Chief Operating Officer through July 1, 2024, on which date he was appointed President and CEO. Mr. Simpson's cash incentive award for 2024 was prorated for his target award of 40% of base salary as EVP, Chief Operating Officer through July 1, 2024 and 60% of base salary as President and CEO for the period July 1, 2024 through December 31, 2024.
(2)
Mitchell Chan joined the Company as EVP, Chief Financial Officer on September 16, 2024. Mr. Chan's cash incentive award for 2024 was prorated for 40% of base salary for the period September 16, 2024 through December 31, 2024.
(3)
Kenneth T. Mills' last day of employment as President and CEO was July 1, 2024. In accordance with the Mills Consulting and Employment Separation Agreement, Mr. Mills received his full target cash incentive award for 2024 and certain other benefits.
(4)
Vit Vasista's last day of employment as EVP and Chief Financial Officer was September 16, 2024. In accordance with the Vasista Employment Separation Agreement, Mr. Vasista received severance equal to 12 months of base pay, 75% of his target cash incentive award for 2024 and certain other benefits.

Long-term Equity Incentives

Equity awards are crucial to a competitive compensation program for executives because they act as a powerful retention incentive. Equity ownership in our Company by our NEOs also aligns the interests of our NEOs with those of our stockholders and rewards our NEOs for their contributions to our long-term success. In determining the equity incentive awards for our NEOs in 2024, our Board, with respect to our President and CEO, and our Compensation Committee, with respect to our other NEOs, considered the roles and performance of each NEO as well as the benchmarking data and recommendations of the Compensation Committee’s independent compensation consultant, which included information regarding equity compensation received by executives at peer group companies, as well as broader survey data.

Our NEOs are granted one-time equity incentive awards upon joining the Company, or upon significant expansion of roles and responsibilities, as well as annual equity incentive awards. In 2024, our NEOs were given the option to receive their annual equity awards allocated as follows, with the total estimated grant date fair value of the equity awards being equal in each case: (i) 50% stock options and 50% RSUs, (ii) 75% stock options and 25% RSUs, or (iii) 100% stock options. We believe this optionality allows our NEOs to maximize the potential value of their equity awards based on individual circumstances and maintains alignment of the interests of our NEOs with those of our stockholders. Based on the considerations above and elections by each officer, our NEOs received the following awards of stock option and RSUs in 2024:

		Stock Awards		Option Awards
Name	Grant Date	Number of Shares	Grant Date Fair Value(1)	Exercise Price(2)	Number of Shares	Grant Date Fair Value(1)	Total Grant Date Fair Value(1)
Curran Simpson(3)	1/2/2024	38,462	$705,393	$18.34	61,050	$697,912	$1,403,305
	7/1/2024	56,458	$624,990	$11.07	272,189	$1,874,999	$2,499,989
Mitchell Chan(4)	9/16/2024	58,869	$749,991	$12.74	289,362	$2,249,992	$2,999,983
Stephen Pakola, M.D.	1/2/2024	32,051	$587,815	$18.34	50,875	$581,592	$1,169,407
Olivier Danos, Ph.D.	1/2/2024	38,462	$705,393	$18.34	61,050	$697,912	$1,403,305
Patrick J. Christmas	1/2/2024	34,615	$634,839	$18.34	54,945	$628,120	$1,262,960
Kenneth T. Mills	1/2/2024	64,103	$1,175,649	$18.34	305,250	$3,489,594	$4,665,243
Vit Vasista	1/2/2024	16,026	$293,917	$18.34	76,313	$872,398	$1,166,315

(1)
Amounts represent the aggregate grant date fair value of options and/or RSUs, as applicable, granted during 2024 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2)
Based on the closing price of our common stock on the grant date.
(3)
Curran Simpson received an annual equity incentive award in January 2024 as EVP, Chief Operating Officer, and a one-time equity incentive award in July 2024 upon his appointment as President and CEO.
(4)
Mitchell Chan received a one-time equity incentive award upon joining the Company in September 2024.

Shares of our common stock underlying the options in the above table will vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company. Shares of our common stock underlying the RSUs in the above table will vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company.

The Board, with respect to our President and CEO, and the Compensation Committee, with respect to our other NEOs, has also granted stock options and RSUs from time to time outside of our annual equity incentive awards and one-time awards upon joining the Company, in recognition of an NEO’s expanded role or continuing contributions to the Company’s performance, or for other reasons as may be considered appropriate. On August 1, 2024, the Board awarded a one-time grant of RSUs to certain NEOs to promote stability in our leadership team during a period of CEO transition. The RSUs will vest over a two-year period, with 25% of the RSUs vesting every six months from the grant date, provided that the recipient provides continuous service to the Company. The following table presents one-time equity awards granted to NEOs during 2024, in addition to the annual and one-time equity awards presented in the table above:

		Stock Awards		Option Awards
Name	Grant Date	Number of Shares	Grant Date Fair Value(1)	Exercise Price	Number of Shares	Grant Date Fair Value(1)	Total Grant Date Fair Value(1)
Stephen Pakola, M.D.	8/1/2024	58,386	$777,118	—	—	$—	$777,118
Olivier Danos, Ph.D.	8/1/2024	58,867	$783,520	—	—	$—	$783,520
Patrick J. Christmas	8/1/2024	56,446	$751,296	—	—	$—	$751,296

(1)
Amounts represent the aggregate grant date fair value of options and/or RSUs, as applicable, granted during 2024 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

Timing of Equity Grants

The timing of annual equity compensation award grants has been generally consistent. Grants are typically made at the regularly scheduled meetings of our Compensation Committee in January, to provide grants to Company executives, and as of the date of our annual meeting of stockholders, to provide grants to the Board. We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although when we make annual equity grants, the Compensation Committee and the Board review all elements of compensation at the same points in the year. We do not have any program, plan or practice to time grant dates of equity compensation awards to our executive officers in coordination with the release of material nonpublic information. The Board, with respect to our CEO, and the Compensation Committee, with respect to our other NEOs, may also grant equity awards from time to time in recognition of a NEO’s expanded duties and responsibilities or continuing contributions to the Company’s performance.

Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in our health and welfare plans to the same extent as all full-time employees are eligible, including reimbursement of certain medical expenses of the NEO or employee and, if applicable, his or her eligible dependents. We pay a portion of the premium cost for our group health plan for all participants, including our NEOs. Other health and welfare benefits include medical, dental, vision and life insurance, flexible spending accounts and short- and long-term disability.

We have established a 401(k) tax-deferred savings plan, which permits all participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code (the “Code”). We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. We do not generally provide our NEOs with any other perquisites or personal benefits. In 2024, the Compensation Committee approved the payment of corporate housing costs and a related tax gross-up for Dr. Danos in order to maximize the amount of time that Dr. Danos can devote to Company business by minimizing his commuting time to our headquarters from his personal residence in another state. The Compensation Committee believes such benefits to the Company significantly outweighed the incremental expense to the Company.

Our employee stock purchase plan permits participants, including our NEOs, to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders.

Severance and Change in Control Benefits

We have entered into employment agreements with each of our NEOs which, among other things, provide for certain severance and change in control payments under certain circumstances. We believe these potential benefits discourage turnover and allow our NEOs to respond to the possibility of a change in control without being influenced by the potential effects of a change in control on their job security. These potential benefits and our employment agreements with our NEOs are described in further detail under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Anti-Hedging and Pledging Policy

As part of our policy against insider trading, our directors, officers, employees and certain other individuals are prohibited from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. Additionally, such individuals are prohibited from engaging in transactions involving options on the Company’s securities, such as puts, calls and other derivative securities, except when receiving or exercising options granted by the Company. “Short sales” of the Company’s securities (sales of securities not already owned) are also prohibited. Furthermore, pledging of any Company securities is not permitted without the prior approval of the Company.

Clawback Policy

The Company has adopted a comprehensive Compensation Clawback Policy, which provides for the recoupment of any executive officer compensation that is granted, earned or vested based wholly or in part based on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures (“Incentive-Based Compensation”) in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (“Accounting Restatement”). In the event of an Accounting Restatement the executive officer must return the Incentive-Based Compensation to the extent it would not have been paid or awarded had the Accounting Restatement not occurred. This applies during a lookback period of the three completed fiscal years preceding the date we are required to prepare an Accounting Restatement, and the amounts to be reclaimed are as determined by the Board in its sole discretion. All executive officers are required to agree to this policy in writing.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Compensation Committee

Daniel Tassé, Chair

Alexandra Glucksmann, Ph.D.

A.N. “Jerry” Karabelas, Ph.D.

Summary Compensation Table

The following table provides information concerning the compensation earned by our NEOs during the years ended December 31, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Curran Simpson(4)	2024	571,723	1,330,383	2,572,911	289,689	19,838	4,784,543
President and CEO	2023	512,928	1,511,776	739,622	166,701	18,975	2,950,002
	2022	474,933	367,117	1,052,652	185,224	17,538	2,097,463
Mitchell Chan(5)	2024	141,346	749,991	2,249,992	56,921	7,044	3,205,294
EVP, Chief Financial
Officer
Stephen Pakola, M.D.	2024	518,082	1,364,933	581,592	212,414	19,838	2,696,858
EVP, Chief Medical	2023	498,156	2,015,583	616,352	156,919	18,975	3,305,985
Officer	2022	478,996	305,359	875,493	177,229	17,538	1,854,615
Olivier Danos, Ph.D.(6)	2024	522,348	1,488,913	697,912	206,327	41,449	2,956,949
EVP, Chief Scientific	2023	502,257	1,466,943	739,622	158,211	118,383	2,985,416
Officer	2022	482,940	367,117	1,052,652	178,688	66,431	2,147,828
Patrick J. Christmas	2024	500,868	1,386,135	628,120	202,852	19,838	2,737,813
EVP, Chief Strategy and
Legal Officer
Kenneth T. Mills(7)	2024	340,998	1,175,649	3,489,594	406,074	94,723	5,507,038
Former President	2023	676,790	1,218,254	3,698,138	304,555	18,975	5,916,713
and CEO	2022	650,759	1,228,161	3,505,846	351,410	17,538	5,753,713
Vit Vasista(8)	2024	357,705	293,917	872,398	150,005	552,926	2,226,951
Former EVP, Chief	2023	500,018	1,027,372	924,535	147,505	18,975	2,618,404
Financial Officer	2022	480,787	305,359	875,493	173,083	17,538	1,852,260

(1)
Amounts represent the aggregate grant date fair value of RSUs or options, as applicable, granted during the respective fiscal year calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2)
Amounts represent cash compensation earned under our annual incentive program, based on achievement of corporate and/or individual objectives as determined by the Board or Compensation Committee. Amounts are paid out annually after the completion of the calendar year for which the compensation was earned.
(3)
Except where noted otherwise, amounts consist of employer matching contributions to our 401(k) plan.
(4)
Curran Simpson served as EVP, Chief Operating Officer through July 1, 2024, on which date he was appointed President and CEO.
(5)
Mitchell Chan joined the Company as EVP, Chief Financial Officer on September 16, 2024. Information reported for Mr. Chan reflects his compensation for the period from September 16, 2024 through December 31, 2024.
(6)
All other compensation reported for Dr. Danos includes employer matching contributions to our 401(k) plan as well as corporate housing costs and related tax gross-up. All other compensation reported for Dr. Danos for 2024 consists of (i) employer matching contributions to our 401(k) plan of $19,838 and (ii) corporate housing costs of $15,015 and related tax gross-up of $6,597. Corporate housing benefits to our NEOs were discontinued during 2024.
(7)
Kenneth T. Mills' last day of employment as President and CEO was July 1, 2024, on which date he was appointed Chairman of the Board of Directors. Information reported for 2024 for Mr. Mills reflects his compensation as President and CEO through July 1, 2024, and as non-executive Chairman of the Board of Directors for the period from July 1, 2024 through December 31, 2024. In accordance with the Mills Consulting and Employment Separation Agreement, Mr. Mills received his full target cash incentive award for 2024 as well as other termination benefits which are reported within all other compensation for 2024. All other compensation reported for Mr. Mills for 2024 consists of (i) employer matching contributions to our 401(k) plan of $11,250, (ii) total expected COBRA premiums of $15,015, (iii) legal expense reimbursement of $25,000 and (iv) non-employee director compensation of $40,000 for his service as a director and Chairman of the Board of Directors following his resignation as CEO. For additional information, please refer to “Employment Agreements and Potential Payments upon Termination or Change in Control” on page 41.
(8)
Vit Vasista's last day of employment as EVP and Chief Financial Officer was September 16, 2024, and on such date entered into a Consulting Agreement (the “Vasista Consulting Agreement”), for services that he provided as an advisor to the Company to assist the Chief Executive Officer until January 3, 2025. In accordance with the Vasista Separation Agreement, Mr. Vasista received severance equal to 12 months of base pay as well as 75% of his target cash incentive award for 2024 and certain other termination benefits. Mr. Vasista’s severance and other termination benefits are reported within all other compensation for 2024, while his cash incentive award for 2024 is reported under non-equity incentive plan compensation.

All other compensation reported for Mr. Vasista for 2024 consists of (i) employer matching contributions to our 401(k) plan of $19,838, (ii) total severance payments of $500,018, including portions payable in periods beyond 2024, (iii) total expected COBRA premiums of $28,070 and (iv) legal expense reimbursement of $5,000. For additional information, please refer to “Employment Agreements and Potential Payments upon Termination or Change in Control” on page 41.

2024 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2024. No other plan-based awards were granted to any of our current or former NEOs during 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Curran Simpson	—	—	366,000	732,000	—	—	—	—
	1/2/2024	—	—	—	38,462	61,050	18.34	1,403,305
	7/1/2024	—	—	—	56,458	272,189	11.07	2,499,989
Mitchell Chan	—	—	196,000	392,000	—	—	—	—
	9/16/2024	—	—	—	58,869	289,362	12.74	2,999,983
Stephen Pakola, M.D.	—	—	207,233	414,466	—	—	—	—
	1/2/2024	—	—	—	32,051	50,875	18.34	1,169,407
	8/1/2024	—	—	—	58,386	—	—	777,118
Olivier Danos, Ph.D.	—	—	208,939	417,878	—	—	—	—
	1/2/2024	—	—	—	38,462	61,050	18.34	1,403,305
	8/1/2024	—	—	—	58,867	—	—	783,520
Patrick J. Christmas	—	—	200,347	400,694	—	—	—	—
	1/2/2024	—	—	—	34,615	54,945	18.34	1,262,960
	8/1/2024	—	—	—	56,446	—	—	751,296
Kenneth T. Mills	—	—	406,074	812,148	—	—	—	—
	1/2/2024	—	—	—	64,103	305,250	18.34	4,665,243
Vit Vasista	—	—	200,007	400,014	—	—	—	—
	1/2/2024	—	—	—	16,026	76,313	18.34	1,166,315

(1)
Amounts represent the threshold, target and maximum 2024 award opportunities for our NEOs under our annual cash incentive program. See the CD&A for information regarding the criteria applied in determining the amounts payable under the annual cash incentives. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)
Amounts represent the RSUs granted to our NEOs in January 2024, July 2024 and September 2024 pursuant to our long-term equity incentive program and in August 2024 to promote stability in our leadership team during a period of CEO transition. Other than the one-time RSU awards granted on August 1, 2024 to certain NEOs, the RSUs vest over a four-year period, with 25% of the shares vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSU was granted, provided that the recipient provides continuous service to the Company. The one-time RSUs granted on August 1, 2024 to Messrs. Pakola, Danos and Christmas vest over a two-year period, with 25% of the RSUs vesting every six months from the grant date, provided that the recipient provides continuous service to the Company.
(3)
Amounts represent the options granted to our NEOs in January 2024, July 2024 and September 2024 pursuant to our long-term equity incentive program. These options vest over a four-year period, with 25% of the shares vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.
(4)
Amounts represent the aggregate grant date fair value of RSUs and options granted during 2024 calculated in accordance with FASB ASC Topic 718. See Note 11, “Stock-based Compensation,” to the financial statements included in our Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding outstanding and unexercised options and unvested RSUs held by each of our NEOs as of December 31, 2024. The number of shares subject to each award and, where applicable, the exercise price per share, reflects all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards(1)				Stock Awards(2)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)
Curran Simpson	1/3/2018	17,128	—	35.80	1/3/2028	—	—
	1/3/2019	46,000	—	40.82	1/3/2029	—	—
	1/2/2020	46,000	—	38.99	1/2/2030	—	—
	1/4/2021	61,002	1,298	44.97	1/4/2031	3,450	26,669
	1/3/2022	37,260	13,840	34.31	1/3/2032	5,350	41,356
	1/3/2023	25,389	27,597	22.25	1/3/2033	50,959	393,913
	1/2/2024	—	61,050	18.34	1/2/2034	38,462	297,311
	7/1/2024	—	272,189	11.07	7/1/2034	56,458	436,420
Mitchell Chan	9/16/2024	—	289,362	12.74	9/16/2034	58,869	455,057
Stephen Pakola, M.D.	4/17/2019	95,000	—	54.72	4/17/2029	—	—
	1/2/2020	42,600	—	38.99	1/2/2030	—	—
	1/4/2021	48,665	1,035	44.97	1/4/2031	2,750	21,258
	1/3/2022	30,990	11,510	34.31	1/3/2032	4,450	34,399
	1/3/2023	8,280	22,997	22.25	1/3/2033	67,941	525,184
	1/2/2024	—	50,875	18.34	1/2/2034	32,051	247,754
	8/1/2024	—	—	—	—	58,386(4)	451,324
Olivier Danos, Ph.D.	3/27/2017	71,500	—	20.35	3/27/2027	—	—
	1/3/2018	41,250	—	35.80	1/3/2028	—	—
	1/3/2019	48,000	—	40.82	1/3/2029	—	—
	1/2/2020	48,000	—	38.99	1/2/2030	—	—
	1/4/2021	51,406	1,094	44.97	1/4/2031	2,900	22,417
	1/3/2022	37,260	13,840	34.31	1/3/2032	5,350	41,356
	1/3/2023	25,389	27,597	22.25	1/3/2033	49,447	382,225
	1/2/2024	—	61,050	18.34	1/2/2034	38,462	297,311
	8/1/2024	—	—	—	—	58,867(4)	455,042
Patrick J. Christmas	8/18/2016	6,430	—	12.10	8/18/2026	—	—
	1/4/2017	641	—	19.50	1/4/2027	—	—
	1/3/2018	43,000	—	35.80	1/3/2028	—	—
	1/3/2019	45,000	—	40.82	1/3/2029	—	—
	1/2/2020	50,000	—	38.99	1/2/2030	—	—
	1/4/2021	61,198	1,302	44.97	1/4/2031	3,450	26,669
	1/3/2022	27,271	10,129	34.31	1/3/2032	3,950	30,534
	1/3/2023	27,082	29,437	22.25	1/3/2033	50,955	393,882
	1/2/2024	—	54,945	18.34	1/2/2034	34,615	267,574
	8/1/2024	—	—	—	—	56,446(4)	436,328
Kenneth T. Mills	5/19/2015	51,354	—	3.76	5/19/2025	—	—
	1/28/2016	225,000	—	13.09	1/28/2026	—	—
	1/4/2017	130,000	—	19.50	1/4/2027	—	—
	1/3/2018	163,500	—	35.80	1/3/2028	—	—
	1/3/2019	190,000	—	40.82	1/3/2029	—	—
	1/2/2020	270,000	—	38.99	1/2/2030	—	—
	1/4/2021	181,309	3,858	44.97	1/4/2031	10,246	79,202
	1/3/2022	124,095	46,093	34.31	1/3/2032	17,898	138,352
	1/3/2023	126,947	137,985	22.25	1/3/2033	41,065	317,432
	1/2/2024	—	305,250	18.34	1/2/2034	64,103	495,516
Vit Vasista	1/28/2016	14,115	—	13.09	1/28/2026	—	—
	1/4/2017	29,167	—	19.50	1/4/2027	—	—
	1/3/2018	55,000	—	35.80	1/3/2028	—	—
	1/3/2019	57,000	—	40.82	1/3/2029	—	—
	1/2/2020	50,000	—	38.99	1/2/2030	—	—
	1/4/2021	55,029	1,171	44.97	1/4/2031	3,100	23,963
	1/3/2022	30,990	11,510	34.31	1/3/2032	4,450	34,399
	1/3/2023	31,737	34,496	22.25	1/3/2033	34,630	267,690
	1/2/2024	—	76,313	18.34	1/2/2034	16,026	123,881

(1)
Each option grant vests over a four-year period, with 25% of the shares underlying the option vesting after 12 months from the date of grant and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the optionee provides continuous service to the Company.
(2)
Except as otherwise noted, RSUs vest over a four-year period, with 25% of the RSUs vesting on each of the first, second, third and fourth anniversaries of the first day of the month in which the RSUs were granted, provided that the recipient provides continuous service to the Company.
(3)
Amounts represent the market value, based on the last reported closing price of the Company’s common stock as of December 31, 2024 ($7.73), as reported by Nasdaq, of shares underlying RSUs held as of December 31, 2024.
(4)
RSUs vest over a two-year period, with 25% of the RSUs vesting every six months from the grant date, provided that the recipient provides continuous service to the Company.

2024 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon option exercise and vesting of stock awards for each NEO during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Curran Simpson	—	—	23,111	414,842
Stephen Pakola, M.D.	12,878	78,685	27,622	495,815
Olivier Danos, Ph.D.	—	—	22,058	395,941
Patrick J. Christmas	—	—	22,410	402,260
Kenneth T. Mills	171,316	2,081,829	32,883	590,250
Vit Vasista	20,041	373,364	16,869	302,799

(1)
The value realized is based on the fair market value of the Company’s common stock on the date of exercise minus the exercise price. The amounts set forth do not necessarily represent proceeds actually received by the NEO. The NEO will not realize the estimated value of these awards until the underlying shares are sold.
(2)
The value realized is based on the fair market value of the Company's common stock on the vesting date. The amounts set forth do not necessarily represent proceeds actually received by the NEO. The NEO will not realize the estimated value of these awards until the underlying shares are sold.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs. Pursuant to each employment agreement in effect as of December 31, 2024, if we terminate the employment of the respective NEO without cause or if such NEO voluntarily resigns for good reason, as described in the respective agreement, then the NEO will be eligible to receive, contingent on timely executing and not revoking a general release of all claims the NEO may have against us and on the NEO returning all of our property in the NEO’s possession, continued payment of base salary in equal monthly installments for 12 months. In addition, if the NEO elects to continue its health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), we will pay such terminated NEO's monthly COBRA premiums for nine months. If a terminated NEO obtains employment during the salary continuation period, then we will cease to be obligated to make any further payments to the terminated NEO.

If we terminate the employment of an NEO without cause or if such NEO voluntarily resigns for good reason immediately prior to or during the 18 months following a change in control, as such term is defined in our 2015 Equity Incentive Plan, then the NEO will be eligible to receive, contingent on the NEO timely executing and not revoking a general release of all claims the NEO may have against us and on the NEO returning all of our property in the NEO’s possession, continued payment of base salary, plus an amount equal to the NEO's annual target bonus divided by 12, in equal monthly installments for 12 months. In addition, if the NEO elects to continue its health insurance coverage under COBRA, we will pay such terminated NEO's monthly COBRA premiums for 12 months. All outstanding unvested options and RSUs that were outstanding as of the date of a change in control will vest if we or our successor terminates the employment of an NEO without cause or if such officer voluntarily resigns for good reason during the remaining vesting period.

For purposes of the employment agreements, the term “cause” generally includes: (i) the conviction of, or the entering a plea of guilty or no contest to or for, any felony or any crime involving moral turpitude; (ii) the commission of a material breach of any of the covenants, terms and provisions of the respective employment agreement or the proprietary information and inventions agreement entered into as a condition of employment; (iii) the commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or other similar conduct materially harmful or potentially materially harmful to the Company’s best interest, as determined by the Board in its reasonable sole discretion; (iv) the failure to perform assigned duties or responsibilities (other than a failure resulting from disability); or (v) the violation of any federal or state law or regulation applicable to the Company’s business.

For purposes of the employment agreements, the term “good reason” generally includes: (i) a significant reduction in duties or responsibilities, or removal from the position contemplated by the agreement; (ii) a significant reduction (30% or more) in base salary as in effect immediately prior to such reduction; or (iii) a significant reduction in the type or level of employee benefits to which the respective individual is entitled that results in a significant reduction to the overall benefits package, as determined by the Board in its sole discretion; or (iv) relocation of the respective individual’s principal workplace by more than 35 miles from the primary office where he or she performed services prior to the relocation.

For purposes of the employment agreements and as defined in our 2015 Equity Incentive Plan, the term “change in control” generally includes: (i) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with or into any other entity which results in our stockholders owning 50% or less of the surviving entity’s stock or its parent’s stock; or (iv) individuals who are members of our Board (the “Incumbent Board”), including individuals who are approved or recommended by a majority of the members of the Incumbent Board, ceasing to constitute at least a majority of the members of our Board over a period of 12 months.

The severance benefits that our NEOs may be entitled to receive under these agreements, as well as other benefits that our NEOs may be entitled to receive under other plans, may constitute parachute payments that are subject to the “golden parachute” rules of Section 280G of the Code and the excise tax of Section 4999 of the Code. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the relevant NEO to receive a greater net after-tax amount than the NEO would receive absent a reduction.

The following table summarizes the hypothetical payments that could have been incurred by the Company with respect to each of our NEOs, assuming that a qualifying termination or resignation under the applicable employment agreement had occurred on December 31, 2024 and immediately prior to, or during the 18-month period following, a change in control:

Name	Cash Severance(1) ($)	Target Annual Cash Incentive(2) ($)	COBRA Premiums ($)	Value of Accelerated Stock Options and RSUs(3) ($)	Total(4) ($)
Curran Simpson	610,000	366,000	28,070	1,195,669	2,199,739
Mitchell Chan	490,000	196,000	36,945	455,057	1,178,003
Stephen Pakola, M.D.	518,082	207,233	—	1,279,918	2,005,233
Olivier Danos, Ph.D.	522,348	208,939	36,945	1,198,351	1,966,584
Patrick J. Christmas	500,868	200,347	36,945	1,154,986	1,893,146

(1)
Amounts represent continued payment of 2024 base salary for 12 months for all NEOs.
(2)
Amounts represent the target annual cash incentive for 2024 for all NEOs, payable in equal monthly installments for 12 months.
(3)
Amounts represent the acceleration of all unvested stock options and RSUs outstanding as of December 31, 2024. For unvested stock options, amounts are equal to the number of unvested stock options which are in-the-money as of December 31, 2024 multiplied by the difference between the $7.73 closing price of our common stock on December 31, 2024, as reported by Nasdaq, and the exercise price of the stock options. For unvested RSUs, amounts are equal to the number of unvested RSUs multiplied by the $7.73 closing price of our common stock on December 31, 2024, as reported by Nasdaq.

The following table summarizes the hypothetical payments that could have been incurred by the Company with respect to each of our NEOs, assuming that a qualifying termination or resignation under the applicable employment agreement had occurred without the potential effects involving a change in control:

Name	Cash Severance(1) ($)	Target Annual Cash Incentive ($)	COBRA Premiums ($)	Value of Accelerated Stock Options and RSUs ($)	Total ($)
Curran Simpson	610,000	—	21,053	—	631,053
Mitchell Chan	490,000	—	27,709	—	517,709
Stephen Pakola, M.D.	518,082	—	—	—	518,082
Olivier Danos, Ph.D.	522,348	—	27,709	—	550,057
Patrick J. Christmas	500,868	—	27,709	—	528,577

(1)
Amounts represent continued payment of 2024 base salary for 12 months for all NEOs.

Mr. Mills did not receive any payment under his employment agreement in connection with his resignation as CEO effective July 1, 2024, but received COBRA premiums of $15,015 and a legal expense reimbursement of $25,000 under the terms of the Mills Consulting and Employment Separation Agreement.

Mr. Vasista resigned as EVP and Chief Financial Officer, based on mutual agreement, effective September 16, 2024. Pursuant to the terms of the Vasista Separation Agreement, Mr. Vasista received severance equal to 12 months of base pay, or $500,018, which was generally consistent with the terms of his employment agreement in the event of a termination without cause, as well as COBRA premiums for up to 12 months, with a maximum benefit of $28,070, and a legal expense reimbursement of $5,000. Under the terms of Mr. Vasista’s employment agreement, in the event of a termination without cause Mr. Vasista would receive severance in the form of up to nine months of base pay and COBRA premiums. Mr. Vasista received 12 months of base pay and up to 12 months of COBRA premiums in recognition of his continuing services to the Company pursuant to the Vasista Consulting Agreement. Under the terms of the Vasista Consulting Agreement, Mr. Vasista’s outstanding equity awards continued to vest during his service as a consultant.

Furthermore, in connection, as applicable, with their employment, each of our NEOs entered into our standard form of proprietary information and inventions agreement with us. This agreement provides that the respective NEO is generally prohibited for one year after termination of employment from, directly or indirectly, soliciting our employees or customers, or competing against us.

Securities Authorized for Issuance under Equity Incentive Plans

The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. We do not have any equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Other Rights			Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	12,035,987	(1)	(2)	$29.48	(3)	2,425,331	(4)
Equity compensation plans not approved by security holders	—			—		—
Total	12,035,987			$29.48		2,425,331

(1)
Includes 9,994,367 shares of common stock issuable upon exercise of outstanding options under all existing equity compensation plans. Of these shares, 60,554 were subject to options then outstanding under our 2014 Stock Plan and 9,933,813 were subject to options then outstanding under our 2015 Equity Incentive Plan (the “2015 Plan”).
(2)
Includes 2,041,620 shares subject to RSUs that will entitle the holder to one share of common stock for each unit that vests upon completion of required service conditions.
(3)
Does not take into account RSUs, which have no exercise price.
(4)
Represents 1,512,367 shares of common stock available for issuance under the 2015 Plan and 912,964 shares of common stock available for issuance under our 2015 Employee Stock Purchase Plan (the “ESPP”). On the first business day of each year, (i) the number of shares reserved under the 2015 Plan is automatically increased by the lesser of 4% of the total number of shares of common stock that are outstanding on December 31 of the prior year or such lesser number as may be approved by the Board and (ii) the number of shares reserved under the ESPP is automatically increased by the lesser of 1% of the total number of shares of common stock that are outstanding on the last business day of the prior fiscal year or such lesser number as may be approved by the Board. On January 2, 2025, an additional 1,981,975 shares became available for future issuance under the 2015 Plan and no additional shares became available for issuance under the ESPP. The additional shares from the annual increase to the 2015 Plan on January 2, 2025 are not included in the table above. The 2015 Plan will expire on June 17, 2025.

CEO Pay Ratio

Pursuant to applicable SEC rules, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Simpson, our President and CEO.

•
We determined that the total compensation of our median employee (excluding Mr. Simpson) for 2024 was $226,641.
•
The total compensation to Mr. Simpson reported in the Summary Compensation Table for 2024 includes compensation for his service as EVP, Chief Operating Officer through July 1, 2024 and as President and CEO for the remainder of year. For the purposes of calculating the CEO Pay Ratio, we assumed total annualized compensation to Mr. Simpson as President and CEO for 2024 of $3,495,826, which is based on his annualized total compensation for the period July 1, 2024 through December 31, 2024. The one-time equity incentive award granted to Mr. Simpson upon his appointment to President and CEO on July 1, 2024 is included in the calculation of total annualized compensation to Mr. Simpson for purposes of the CEO Pay Ratio, but was not annualized given that it was a non-recurring equity incentive award.

Based on this information, in 2024, the ratio of the total compensation of Mr. Simpson to the total compensation of our median employee (excluding Mr. Simpson) was 15.42 to 1.

To identify our median employee and calculate this ratio, we performed the following analysis:

1.
We determined that, as of December 31, 2024, our employee population, excluding Mr. Simpson, consisted of approximately 342 individuals working at our Company or our consolidated subsidiary. This population consisted of our full-time, part-time and temporary employees and, as permitted by SEC rules, excluded independent contractors or similar non-employee workers during 2024. We had no non-U.S. employees in 2024.
2.
To identify the median employee from our employee population, we compared each employee’s wages for 2024. In doing so, we annualized the wages of all permanent employees who were hired in 2024 but did not work for us the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee. We chose this as our consistently applied compensation measure because we believed it was representative of employee compensation at the Company. Our median employee identified for 2024 was a Senior Scientist in our research and development organization.
3.
After identifying our median employee, we calculated annual total compensation for the median employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table above. This process resulted in a median employee with annual total compensation of $226,641 for 2024.

We believe the pay ratio reported above is a reasonable estimate based on our internal records and the methodology described above. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio, as reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

The following table provides the total compensation, as reported in the Summary Compensation Table ("SCT"), and the compensation actually paid ("CAP") to our Principal Executive Officer ("PEO") and, on an average basis, our other NEOs ("non-PEO NEOs") for each of the years specified, alongside our total shareholder return ("TSR"), the TSR of our peers, our net income (loss) and a Company-selected financial performance measure of ending cash, cash equivalents and marketable securities. The Company selected ending cash, cash equivalents and marketable securities as the most important financial performance measure used to link compensation to performance in 2024 given its direct influence on our ability to maintain financial strength to achieve corporate objectives.

							Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO (Curran Simpson)(1) ($)	CAP to PEO (Curran Simpson)(2)(3) ($)	SCT Total for PEO (Kenneth T. Mills)(1) ($)	CAP to PEO (Kenneth T. Mills)(2)(4) ($)	Average SCT Total for Non-PEO NEOs(5) ($)	Average CAP to Non-PEO NEOs(2)(6) ($)	TSR of the Company(7) ($)	TSR of the Nasdaq Bio- technology Index(8) ($)	Net Income (Loss)(9) ($ thousands)	Ending Cash, Cash Equivalents and Marketable Securities(9) ($ thousands)
2024	4,784,543	1,874,006	5,507,038	(253,329)	2,764,773	819,073	18.87	118.20	(227,102)	244,866
2023	—	—	5,916,713	3,045,660	2,964,952	2,046,457	43.81	118.87	(263,494)	314,129
2022	—	—	5,753,713	1,411,167	1,988,042	828,152	55.36	113.65	(280,321)	565,202
2021	—	—	8,622,941	2,648,117	3,207,479	1,658,040	79.81	126.45	127,840	849,346
2020	—	—	7,644,087	7,578,195	1,820,462	1,729,261	110.72	126.42	(111,250)	522,549

(1)
Reflects the total compensation of Curran Simpson and Kenneth T. Mills, as applicable, as reported in the SCT for each of the years presented. Mr. Simpson served as PEO for the period from July 1, 2024 through December 31, 2024. Kenneth T. Mills served as PEO for the period from January 1, 2024 through July 1, 2024, and for all prior years presented in the table. Amounts reported for Messrs. Simpson and Mills for 2024 include the total compensation for the year, including the periods of the year in which they did not serve as PEO.
(2)
Reflects the CAP calculated in accordance with SEC rules. CAP includes unpaid amounts of equity compensation that may be realizable in future periods, and as such, does not fully represent the actual final amount of compensation earned or actually paid during the year. For each year presented, CAP is equal to total compensation reported in the SCT for the year, adjusted as follows: (i) less compensation reported in the SCT related to equity awards which is based on the grant date fair value of equity awards granted during the reporting year, (ii) plus the reporting year-end fair value of equity awards granted during the reporting year that were outstanding and unvested as of the end of the reporting year, (iii) plus the change in fair value from the end of the prior year to the end of the reporting year of equity awards granted in prior years that were outstanding and unvested as of the end of the reporting year, (iv) plus the change in fair value from the end of the prior year to the vesting date for equity awards granted in prior years that vested in the reporting year. None of the equity awards granted to NEOs during the reporting years presented vested in the same reporting year as the grant and there were no forfeitures of equity awards granted to NEOs during any of the reporting years presented. There were no dividends, dividend equivalents or other earnings paid on equity awards granted to NEOs during any of the reporting years presented. The fair values of equity awards used to determine CAP were calculated in accordance with FASB ASC Topic 718 using similar methodologies and assumptions as those used to calculate the grant date fair values of equity awards reported in the SCT.
(3)
Reflects the CAP to Curran Simpson for each of the years presented using the calculations discussed in footnote 2 above. The following table presents a reconciliation of total compensation reported in the SCT to CAP for Curran Simpson for each of the years presented.

Reconciliation of SCT Total to CAP for Curran Simpson
Year	SCT Total ($)	Grant Date Fair Value of Awards Granted During the Year Included in SCT Total ($)	Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	CAP ($)
2024	4,784,543	(3,903,294)	2,007,693	(904,953)	(109,983)	1,874,006

(4)
Reflects the CAP to Kenneth T. Mills for each of the years presented using the calculations discussed in footnote 2 above. The following table presents a reconciliation of total compensation reported in the SCT to CAP for Kenneth T. Mills for each of the years presented.

Reconciliation of SCT Total to CAP for Kenneth T. Mills
Year	SCT Total ($)	Grant Date Fair Value of Awards Granted During the Year Included in SCT Total ($)	Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	CAP ($)
2024	5,507,038	(4,665,243)	1,371,075	(2,032,249)	(433,949)	(253,329)
2023	5,916,713	(4,916,393)	3,435,941	(949,573)	(441,028)	3,045,660
2022	5,753,713	(4,734,006)	2,706,578	(1,673,456)	(641,662)	1,411,167
2021	8,622,941	(6,900,606)	4,273,852	(2,264,660)	(1,083,410)	2,648,117
2020	7,644,087	(6,646,254)	7,228,210	67,721	(715,569)	7,578,195

(5)
Reflects the average total compensation of our non-PEO NEOs as reported in the SCT for each of the years presented. For 2024, our non-PEO NEOs were Mitchell Chan, Stephen Pakola, Olivier Danos, Patrick J. Christmas and Vit Vasista. For 2023 and 2022, our non-PEO NEOs were Vit Vasista, Curran Simpson, Stephen Pakola and Olivier Danos. For 2021 and 2020, our non-PEO NEOs were Vit Vasista, Curran Simpson, Olivier Danos and Patrick J. Christmas. Since the makeup of our non-PEO NEOs may change from year to year, the amounts reported in this table for years prior to 2024 will not necessarily be equal to the average total compensation of our non-PEO NEOs reported for such years in the SCT of this Proxy Statement.
(6)
Reflects the average CAP to our non-PEO NEOs for each of the years presented using the calculations discussed in footnote 2 above. Refer to footnote 5 above for the identification of our non-PEO NEOs for each of the years presented. The following table presents a reconciliation of the average total compensation reported in the SCT to CAP for our non-PEO NEOs for each of the years presented.

Reconciliation of SCT Total to CAP for Average of Non-PEO NEOs
Year	SCT Total ($)	Grant Date Fair Value of Awards Granted During the Year Included in SCT Total ($)	Year-end Fair Value of Equity Awards Granted During the Year Outstanding and Unvested at Year-end ($)	Change in Fair Value During the Year of Equity Awards Granted in Prior Years Outstanding and Unvested at Year-end ($)	Change in Fair Value from Prior Year-end to Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	CAP ($)
2024	2,764,773	(2,062,781)	908,084	(708,358)	(82,645)	819,073
2023	2,964,952	(2,260,451)	1,715,327	(266,062)	(107,309)	2,046,457
2022	1,988,042	(1,300,311)	743,295	(435,690)	(167,184)	828,152
2021	3,207,479	(2,174,538)	1,346,689	(456,963)	(264,627)	1,658,040
2020	1,820,462	(1,193,864)	1,298,401	22,196	(217,934)	1,729,261

(7)
For each reporting year presented, amount represents the cumulative TSR on our common stock between December 31, 2019 and the end of the reporting year, assuming an investment of $100 in our common stock at the closing price on December 31, 2019 and the reinvestment of dividends, if any. Information used for this calculation was obtained from the Nasdaq Stock Market LLC, a financial data provider and a source believed to be reliable. The Nasdaq Stock Market LLC is not responsible for any errors or omissions in such information.
(8)
For each reporting year presented, amount represents the cumulative TSR of the Nasdaq Biotechnology Index between December 31, 2019 and the end of the reporting year, assuming an investment of $100 in the Nasdaq Biotechnology Index at the closing price on December 31, 2019 and the reinvestment of dividends, if any. Information used for this calculation was obtained from the Nasdaq Stock Market LLC, a financial data provider and a source believed to be reliable. The Nasdaq Stock Market LLC is not responsible for any errors or omissions in such information.
(9)
As reported in our audited consolidated financial statements accompanying our Annual Report on Form 10-K for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

The table below presents the most important financial performance measures used by the Company to link compensation actually paid to NEOs to Company performance in 2024. Only three financial measures, which are listed alphabetically below, are currently used as performance measures under the Company’s incentive plans. The limited use of financial performance measures to determine executive compensation reflects the life cycle stage of the Company, with our incentive plans primarily focused on the advancement of our product candidate pipeline and achievement of milestones. Because we are not a commercial-stage company, and currently operate at a net loss, financial performance measures are not as pertinent as other non-financial measures that we use to align executive compensation with our performance. For a full discussion of the factors that influence our executive compensation program, please refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Most Important Financial Performance Measures (Unranked)
- Ending balance in cash, cash equivalents and marketable securities
- Operating expenses
- Revenue

The following graphs illustrate the relationships between the compensation actually paid to our NEOs and (i) TSR, (ii) net income (loss) and (iii) ending cash, cash equivalents and marketable securities, as disclosed in the pay versus performance table above for each of the years presented.

Relationship Between Compensation Actually Paid and Total Shareholder Return

Relationship Between Compensation Actually Paid and Total Shareholder Return
Total Shareholder Return
$140
$120
$100
$80
$60
$40
$20
$-
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
2019
2020
2021
2022
2023
2024
PEO CAP (Curran Simpson)
PEO CAP (Kenneth T. Mills)
Average Non-PEO NEO CAP
RGNX TSR
Index TSR

Relationship Between Compensation Actually Paid and Net Income (Loss)

Relationship Between Compensation Actually Paid and Net Income (Loss)
$200
$100
$-
$(100)
$(200)
$(300)
Net Income (Loss) ($ millions)
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
Compensation Actually Paid
2020
2021
2022
2023
2024
PEO CAP (Curran Simpson)
PEO CAP (Kenneth T. Mills)
Average Non-PEO NEO CAP
Net Income (Loss)

Relationship between Compensation actually paid and cash, cash equivalents & Marketable Securities

Relationship Between Compensation Actually Paid and Cash, Cash Equivalents & Marketable Securities
Ending Cash Cash Equivalents and Marketable Securities ($ millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
2020
2021
2022
2023
2024
PEO CAP (Curran Simpson)
PEO CAP (Kenneth T. Mills)
Average Non-PEO NEO CAP
Ending Cash, Cash Equivalents & Marketable Securites

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION

In addition to the stockholder advisory vote on executive compensation, we are also holding a stockholder advisory vote as to the frequency with which stockholders would have an opportunity to provide an advisory determination on executive compensation. Under SEC rules, this vote on frequency is required once every six years. The current frequency as voted by stockholders is annually.

For the reasons described below, we recommend that our stockholders approve the following resolution, which is to implement a frequency of every year, or an annual vote, on executive compensation.

RESOLVED, that the stockholders of REGENXBIO Inc. (the “Company”) hereby approve, on a non-binding advisory basis, an annual vote by the stockholders of the Company, on a non-binding advisory basis, on the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Our Board believes that an annual vote on executive compensation is the best approach for the Company based on a number of considerations, including the following:

•
At the 2019 annual meeting, a majority of our stockholders expressed their preference that future advisory votes on executive compensation be conducted on an annual basis, and we have held such votes annually since 2019.
•
An annual stockholder vote allows our stockholders to provide the Company with direct and immediate feedback regarding the effectiveness of our compensation programs.
•
An annual stockholder vote provides our Compensation Committee with the opportunity to consider stockholder views as part of its regular compensation review.

While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the Compensation Committee and the Board. Both the Compensation Committee and the Board value the opinions of our stockholders and, we will consider the outcome of the vote when determining the frequency of future advisory votes to approve executive compensation. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the Compensation Committee or the Board.

Vote Required

In voting on Proposal 4, you can choose whether the advisory vote on executive compensation should be conducted every one year, every two years or every three years. You may also abstain from voting on this item. The approval requirement for this proposal is a plurality of the votes cast. The frequency option receiving the most votes cast by stockholders will be the frequency that is recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION BE HELD EVERY YEAR.

PROPOSAL 5:

APPROVE THE REGENXBIO INC. 2025 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the REGENXBIO INC. 2025 Equity Incentive Plan (the “2025 Plan”). The Board of Directors (the “Board”) intends to approve the 2025 Plan on May 30, 2025, subject to receipt of stockholder approval, and if approved by the stockholders, the 2025 Plan will become effective on May 30, 2025.

We currently maintain the REGENXBIO Inc. 2015 Equity Incentive Plan (the “2015 Plan”), which is scheduled to expire on June 17, 2025. As of April 1, 2025, a total of 14,138,418 shares of common stock were subject to outstanding awards under the 2015 Plan, 20,602 shares of common stock were subject to outstanding awards under our other equity plans (our ESPP and our 2014 Stock Plan, which was the predecessor to the 2015 Plan), and an additional 857,842 shares of our common stock were available for the issuance of new awards under the 2015 Plan. The 2025 Plan is intended to be the successor to the 2015 Plan.

If stockholders do not approve the 2025 Plan, we will no longer have the ability to grant equity compensation to employees and directors after June 17, 2025, which is the expiration date of the 2015 Plan. Shareholder approval of the 2025 Plan and expiration of the 2015 Plan will not affect awards then outstanding under the 2015 Plan. The Board believes the adoption of the 2025 Plan is in the best interests of the Company and its stockholders, and recommends a vote “FOR” the approval of the 2025 Plan.

Why You Should Vote to Approve the 2025 Plan

The 2025 Plan Is Structured Favorably for Stockholders

The key features of the 2025 Plan—which incorporates numerous best practices in the stewardship of equity compensation—are as follows:

•
We removed the annual evergreen provisions providing for annual automatic share pool increases and there will be no more evergreen increases prior to the expiration of the 2015 Plan. An initial total of 5,500,000 shares will be reserved under the 2025 Plan. This number will be increased by shares that are subject to awards that were granted under the 2015 Plan, are still outstanding on the effective date of the 2025 Plan, and are later forfeited, expire, terminate, or are canceled without the delivery of all shares subject to the award (subject to certain equitable substitutions or adjustments determined by the Administrator for certain changes in capitalization set forth under the 2025 Plan). Similar recycling will also apply to awards granted under the 2025 Plan. The initial share pool represents approximately 11.0% of the shares of common stock outstanding as of the Record Date.
•
Awards granted under the 2025 Plan are subject to a minimum vesting provision that prohibits the vesting of any Award before one year from the date of grant, with the exception of 5% of the shares reserved for issuance under the 2025 Plan.
•
No options or stock appreciation rights (“SARs”) will be repriced or exchanged without stockholder approval, and no options or SARs with an exercise price equal to or exceeding the current fair market value of a share will be cancelled in exchange for a cash payment, subject to certain equitable substitutions or adjustments determined by the Administrator for certain changes in capitalization set forth under the 2025 Plan.
•
Liberal share recycling is prohibited under the 2025 Plan. The following shares will not again become available to be delivered pursuant to awards under the 2025 Plan: shares tendered or withheld to satisfy any tax obligation with respect to any grant, shares tendered or withheld to cover the exercise price of an option, and shares subject to a stock-settled SAR that are not issued upon the net settlement of such SAR.
•
Awards granted under the 2025 Plan are subject to recoupment pursuant to the Company’s clawback policy, which is described in the Compensation Discussion & Analysis section of this Proxy Statement.
•
The 2025 Plan limits the number of awards that may be granted to Participants, and provides that no outside director shall receive options and SARs during a calendar year exceeding an aggregate grant date fair value of $500,000.
•
The exercise price of an option or SAR shall not be less than 100% of the fair market value of a share on the date of grant, and the maximum term of an option or SAR will not exceed ten years.

•
The 2025 Plan has a term of ten years and, if approved by stockholders will expire May 30, 2035.

The Size of Our Share Reserve Request Is Reasonable

If stockholders approve the 2025 Plan, a total of 5,500,000 shares of stock will be available for issuance under the 2025 Plan, which will be subject to increase by shares that are subject to awards that were granted under the 2015 Plan, are still outstanding on the effective date of the 2025 Plan, and are later forfeited, expire, terminate, or are canceled without the delivery of all shares subject to the award, and subject to certain equitable substitutions or adjustments determined by the Administrator for certain changes in capitalization set forth under the 2025 Plan. Similar recycling will also apply to awards granted under the 2025 Plan.

•
The proposed share request is projected to enable equity grants for at least two years.
o
After a review of our historical practices and in the context of our current and expected future growth, management has determined that the proposed initial reserve of 5,500,000 shares, which represents the equivalent of 11.1% of our shares of common stock outstanding as of December 31, 2024, is appropriate to cover our anticipated requirements to attract and retain top talent until at least the 2027 annual meeting of stockholders. The proposed share pool is approximately two times the three-year annual average of our gross equity burn rate.
o
We are on the cusp of realizing commercialization of our late-stage clinical product candidates. The proposed share pool request is made in the context of our need to retain and attract employees primarily in support of not only our continued research but the development of our commercial efforts at this critical juncture. Management believes that the requested share reserve is essential to the Company’s ability to continue to grant equity incentives for at least the next two years, which is vital to our near-term efforts to retain and attract the highly skilled individuals required to support our continued growth in the extremely competitive labor markets in which we operate.
•
We expect to have a substantial number of options expiring unexercised after their ten-year term because they are out-of-the-money.
o
The decline in our stock price over the past few years has resulted in 9.93 million of our 9.99 million options outstanding as of December 31, 2024 being out-of-the-money (more than 99%). At that date, the closing price of our common stock was $7.73 per share, and the weighted-average exercise price of our options outstanding was $29.48 per share. Unless our stock price increases considerably, we expect a significant number of out-of-the-money options to expire unexercised over the next several years. This is a significant retention issue for the Company. Accordingly, it is vitally important that the Company have the requested shares available in reserve for annual equity awards and other equity awards made to employees after the 2025 annual meeting so that we can continue to provide effective equity incentives to our employees.

Our Burn Rate Has Been Consistently Reasonable

The table below sets forth our net equity burn rate for the past three fiscal years. Our burn rate has risen moderately in the past two years, but our three-year average burn rate is consistent with that of our peers. Further, the increase in the net number of awards granted in years 2023 and 2024 was due to a significant decrease in our share price, which had the effect of lowering the grant date fair value per share of awards granted. The value of the equity awarded has been consistent with our peers as analyzed by our compensation consultant and we seek to maintain our equity compensation program inline with our peers. Our Board monitors our burn rate regularly, and our Compensation Committee incorporates burn rate and share utilization as considerations in its equity compensation decisions.

Year	Awards Granted, Net of Forfeitures and Expirations (Options and RSUs)	Weighted-average Common Shares Outstanding (Basic)	Equity Burn Rate (Net)	Grant Date Fair Value of Awards Granted (thousands)
2024	2,832,269	49,508,648	5.7%	$42,596
2023	2,015,046	43,734,253	4.6%	$46,302
2022	1,277,526	43,151,667	3.0%	$43,069
Three-year average	2,041,614		4.4%	$43,989

We are committed to monitoring our equity burn rate and equity compensation share reserve. We will continuously seek to take appropriate action to reduce our burn rate, including evaluating the appropriate balance of stock options or restricted stock units (“RSUs”) awarded to lower the total number of shares granted.

We Manage Dilution Carefully

As of April 1, 2025, we had:

•
50,116,910 shares of common stock outstanding and 1,324,740 outstanding pre-funded warrants to purchase shares of common stock;
•
11,827,732 shares subject to outstanding options, with a weighted-average exercise price of $25.94 per share and a weighted-average remaining term of 6.4 years;
•
2,331,288 shares subject to outstanding RSUs; and
•
857,842 shares remaining available for future awards under our 2015 Plan, which prior to its expiration on June 17, 2025, would be the Company’s only equity plan eligible to grant future awards if the 2025 Plan is not approved.

Our outstanding awards as of April 1, 2025 amount to approximately 28.3% of our outstanding shares of common stock as of that date (or approximately 27.5% when giving effect to outstanding pre-funded warrants). However, our 11.8 million options outstanding as of April 1, 2025, or 83.5% of total awards outstanding, have a weighted-average exercise price of $25.94 per share, representing a multiple of approximately 3.8x over our closing stock price of $6.76 on April 1, 2025. This overhang, which includes a substantial number of unexercised options that are currently significantly underwater, represents the maximum potential dilution to existing stockholders based on our awards currently outstanding. We expect the eventual actual dilution to stockholders from these outstanding awards is likely to be substantially lower than this maximum potential dilution due to the extent to which a substantial number of unexercised options are underwater. For example, 4.8 million of options outstanding as of April 1, 2025 have an exercise price of above $30.00 per share. As a result, we expect to see significant expirations, or forfeitures, of options unless there is a significant near-term increase in share price.

If the 2025 Plan is approved by stockholders, the 5,500,000 shares authorized under the 2025 Plan, plus awards currently outstanding and shares remaining available for future awards under the 2015 Plan prior to its expiration, would amount to approximately 28.5% of our fully diluted shares outstanding as of April 1, 2025.

Equity Awards Are an Important Part of Our Compensation Philosophy

Like the 2015 Plan, the purpose of the 2025 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, directors and consultants (referred to collectively as “service providers”) to focus on the achievement of our critical long-range corporate objectives, (b) encouraging the attraction and retention of service providers with exceptional qualifications, (c) linking the interests of service providers with our stockholders through increased stock ownership and (d) permitting the Company to offer competitive compensation packages while preserving cash to advance the Company’s clinical programs. The Company relies significantly on equity incentives in the form of equity grants in order to attract and retain key employees, and it believes that equity incentives are necessary for it to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

If stockholders do not approve the 2025 Plan, we would have fewer than 900,000 shares to issue to employees and directors based on the number of shares remaining available for future grants as of the Record Date. As equity compensation is a significant component of our compensation packages, we expect that the expiration of the 2015 Plan without a stockholder-approved replacement plan would negatively affect both our ability to attract and retain employees, executives and directors and employee morale, particularly after the expiration date of the 2015 Plan in June of 2025. In addition, as noted above, because a high percentage of our outstanding awards are options with an exercise price far in excess of the current trading value of our stock, it is likely that such awards have lost most or all of their retentive value. Under these circumstances, if we are unable to obtain approval of the 2025 Plan, we may find it increasingly difficult to attract and retain the employees we need to achieve our objectives. In order to attempt to adequately compensate our employees, we may be forced to significantly raise cash compensation in order to address retention concerns. Such action could result in substantial cash expense and potential dilution to the extent we find it necessary to access the capital markets and could have a material adverse effect on our business, results of operations and financial condition.

2025 Equity Incentive Plan

In the following paragraphs we summarize the principal features of the 2025 Plan. This summary is qualified in its entirety by reference to the full text of the 2025 Plan, which is set forth in Appendix A to this proxy statement. Stockholders are urged to read the 2025 Plan in its entirety.

Share Reserve. If stockholders approve the 2025 Plan, an initial total of 5,500,000 shares of stock will be available for issuance under the 2025 Plan, which will be subject to increase by shares that are subject to awards that were granted under the 2015 Plan, are still outstanding on the effective date of the 2025 Plan, and are later forfeited, expire, terminate, or are canceled without the delivery of all shares subject to the award, subject to certain equitable substitutions or adjustments determined by the Administrator. To the extent awards under the 2025 Plan expire, terminate or are canceled, or are settled other than by the delivery of shares of stock, the shares of stock subject to such awards will again become available for issuance under the 2025 Plan, except for the following shares: (i) stock tendered or withheld upon the exercise of an option to cover the exercise price, (ii) stock that is subject to a stock-settled SAR that is not issued upon the net settlement of such SAR, and (iii) stock tendered or withheld to satisfy any tax withholding obligation with respect to an award. In addition, to the extent awards under the 2015 Plan expire, terminate, or are canceled after the effective date of the 2025 Plan, the shares underlying such awards will become available for issuance under the 2025 Plan. Neither awards that are assumed, substituted or exchanged under the 2025 Plan as a result of our acquisition of another company nor dividend equivalents will reduce the number of shares of stock available for grant under the 2025 Plan. Shares of stock issued pursuant to the 2025 Plan may be authorized but unissued shares or treasury shares.

Administration. The Board or a committee of the Board will administer the 2025 Plan, or the Board or a committee of the Board may delegate the authority to administer the 2025 Plan to an officer or other individual or group (the Board or a committee administering the 2025 Plan, or their delegate, if applicable, the “Administrator”). The Administrator has discretion, subject to the terms of the 2025 Plan, to make all decisions relating to the 2025 Plan and outstanding awards.

Eligibility. Employees, outside directors and consultants are eligible to participate in our 2025 Plan. As of the Record Date, there were approximately 5 executive officers, 348 other employees eligible for awards and 9 eligible non-employee directors. The Administrator has the authority to select participants and determine the terms and conditions of awards granted to such participants. Terms of awards may vary among participants and among grants to the same participant.

Types of Awards. Our 2025 Plan provides for the following types of awards:

•
incentive stock options (“ISOs”) as described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and nonstatutory stock options (“NSOs”), meaning stock options not described in Sections 422 or 423 of the Code;
•
SARs;
•
restricted shares;
•
RSUs; and
•
performance cash awards.

Options and SARs. The exercise price for options granted under the 2025 Plan may not be less than 100% of the fair market value of our common stock on the grant date; however, the exercise price for an ISO granted to a holder of more than 10% of the total combined voting power of all classes of our outstanding stock may not be less than 110% of such fair market value on the grant date in accordance with Section 422(c)(5) of the Code and Treasury Regulations Section 1.422-2(f). The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that first become exercisable by an optionee during any calendar year under all stock plans maintained by the Company may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. Optionees may pay the exercise price in cash or, with the consent of the Administrator:

•
with shares of common stock that the optionee already owns
•
by an immediate sale of shares through a broker approved by us;
•
through a net exercise procedure; or

•
with respect to an NSO, by other methods permitted by applicable law.

An optionee who exercises a SAR receives the increase in value of our common stock over the base price. The base price for SARs may not be less than 100% of the fair market value of our common stock on the grant date. The settlement value of a SAR may be paid in cash, shares of our common stock or a combination, as determined by the Administrator.

Options and SARs vest as determined by the Administrator, subject to a one-year minimum vesting requirement, except that we may issue awards for up to 5% of the shares authorized for grant subject to awards under the Plan without regard to such one-year minimum vesting requirement (this limitation the “Minimum Vesting Requirement”). Subject to the Minimum Vesting Requirement, awards will generally vest over a four-year period following the date of grant. Options and SARs expire at the time determined by the Administrator but in no event more than ten years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier. No participant may be granted stock options or SARs under our 2025 Plan covering more than 1,500,000 shares in any calendar year, except that a new employee may receive stock options or SARs covering up to an additional 500,000 shares in the calendar year in which employment commences.

Restricted Shares and RSUs. Restricted shares and RSUs may be awarded under the 2025 Plan in return for any lawful consideration, and participants who receive restricted shares or RSUs generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones or a combination of both, as determined by the Administrator, but subject to the Minimum Vesting Requirement. No participant may be granted restricted share awards or RSUs covering more than 1,500,000 shares during any calendar year, except that a new employee may receive restricted shares or RSUs covering up to an additional 500,000 shares in the calendar year in which employment commences. Settlement of vested RSUs may be made in the form of cash, shares of common stock or a combination, as determined by the Administrator.

Performance Cash Awards. Performance cash awards may be granted under the 2025 Plan. No participant may be paid more than $1.0 million in cash in any calendar year pursuant to a performance cash award granted under the 2025 Plan.

Performance goals for the grant or vesting of performance awards (whether denominated in cash or common stock) under the 2025 Plan may be based on any one, or combination, of the following metrics, or on other measures of performance selected by the Administrator:

• Earnings (before or after taxes)	• Sales or revenue

• Earnings per share	• Expense or cost reduction

• Earnings before interest, taxes and depreciation	• Working capital

• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)

• Total stockholder return	• Market share

• Return on equity or average stockholders’ equity	• Cash measures including cash flow and cash balance

• Return on assets, investment or capital employed	• Operating cash flow

• Operating income	• Cash flow per share

• Gross margin	• Share price

• Operating margin	• Debt reduction

• Net operating income	• Customer satisfaction

• Net operating income after tax	• Stockholders’ equity

• Return on operating revenue	• Contract awards or backlog

• Objective corporate or individual strategic goals	• Objective individual performance goals

Corporate Transactions. In the event we are a party to a change in control transaction, outstanding awards granted under the 2025 Plan, and all shares acquired under the 2025 Plan, will be subject to the terms of the definitive transaction agreement. The definitive transaction agreement may provide for one or more of the following:

•
In the event of a change in control in which the acquiring or surviving company assumes or continues all outstanding awards under the 2025 Plan, if the participant’s service with the Company or its affiliates is involuntarily terminated within 24 months after such change in control: (1) options and SARs shall become fully vested as of the termination date, and exercisable no later than 30 days following such termination date; (2) restricted shares and RSUs shall become fully vested as of such termination date, and shall be delivered no later than 30 days following such termination date; and (3) performance awards shall become vested pro rata (to the extent not already vested) at actual performance levels if such performance levels can be determined, or at target performance levels if the actual performance levels cannot be determined, as of the termination date, based on the portion of the performance period of the award that was completed as of the termination date, and shall be delivered no later than 30 days following such termination date.
•
In the event of a change in control in which the acquiring or surviving company does not assume or continue all outstanding awards under the 2025 Plan, all outstanding awards that are not assumed or continued shall be treated as follows in connection with such change in control to the extent permitted by Section 409A of the Code: (1) options and SARs shall become fully vested and exercisable as of immediately prior to the Change in Control; (2) restricted shares and RSUs shall become fully vested as of immediately prior to the change in control to the extent not already vested, and shall settle immediately following the change in control; and (3) performance awards shall become vested pro rata (to the extent not already vested) at actual performance levels if such performance levels can be determined, or at target performance levels if the actual performance levels cannot be determined, as of the change in control, based on the portion of the performance period of the award that was completed as of the change in control, and shall settle immediately following the change in control.
•
The transaction agreement may provide that outstanding awards, whether vested or unvested, shall be cancelled in exchange for cash and/or other consideration with a value equal to (1) for options or SARs, the excess (if any) of the fair market value of the shares underlying such award over the aggregate exercise price (or, where such fair market value does not exceed the exercise price, the transaction agreement may provide for the cancelation of such award for no consideration); and (2) for all other awards, the fair market value of the shares underlying such award on the date of such change in control.

A change in control includes:

•
any person acquiring beneficial ownership of more than 50% of our total voting power;
•
the sale or other disposition of all or substantially all of our assets;
•
our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity; or
•
a majority of our Board being replaced, over a 12-month period, by persons whose appointment or election is not endorsed by a majority of our Board.

Changes in Capitalization. In the event of certain changes in our capital structure, such as a stock split, reverse stock split or dividend paid in common stock, the Administrator may determine, in its sole discretion as it deems appropriate, that adjustments will be made to:

•
the maximum number and kind of shares available for issuance under the 2025 Plan, including the maximum number and kind of shares that may be issued upon the exercise of ISOs;
•
the number and kind of shares covered by, and exercise price, base price or purchase price, if any, applicable to each outstanding stock award; and
•
the maximum number of shares and maximum cash award that may be granted to a participant in a calendar year.

The Administrator may also make other equitable substitutions or adjustments in its discretion.

New Plan Benefits. Future benefits under the 2025 Plan cannot be determined at this time because the grants are at the discretion of the Administrator and because their value may be dependent upon the satisfaction of vesting conditions and the future price of our common stock. No grants under the 2025 Plan have at this time been awarded or promised to any directors, employees or other eligible participants. However, if adopted by our stockholders, we do not expect our equity grant practices to differ in any material respect from our practices under the 2015 Plan, which are described above, including in “Executive Compensation” and “Why You Should Vote to Approve the 2025 Plan – Our Burn Rate Has Been Consistently Reasonable.” In addition, as described under “Director Compensation–Equity Awards” above, under our non-employee director compensation policy, each non-employee director nominee who will continue to serve as a member of the Board following the 2025 Annual Meeting will receive an equity grant with an aggregate value of $275,000, of which 75% will be granted in the form of NSOs and 25% will be granted in the form of RSUs. For 2025, we intend to grant these awards under the 2015 Plan. For information regarding securities authorized under current equity compensation plans as of the December 31, 2024, refer to “Securities Authorized for Issuance under Equity Incentive Plans” on page 44.

Amendments, Termination and Requisite Shareholder Approval. Our Board may amend or terminate the 2025 Plan at any time. No amendment or termination of the 2025 Plan shall be made that would materially impair the rights of a participant under any award theretofore granted unless such participant consents to such amendment or termination. If our Board amends the 2025 Plan, it does not need stockholder approval of the amendment unless required by the terms of the 2025 Plan or applicable law, regulation or rules. Unless terminated earlier, the 2025 Plan will terminate automatically 10 years after the date when our Board adopted the 2025 Plan.

Repricing of stock options or SARs and reload grants of such awards will not be permitted without shareholder approval except in connection with certain dilutive corporate transactions described above under “Changes in Capitalization.”

Material United States Federal Income Tax and Employment Tax Consequences Relating to Participation in the 2025 Plan

The following is a summary of the material U.S. federal income tax and employment tax consequences of participation in the 2025 Plan. The discussion is based on U.S. federal tax laws and regulations as in effect on the date of this proxy statement. It is set forth solely for general information, and participants should consult their tax advisors concerning specific situations. This discussion is not intended to be a complete summary or legal interpretation, and it does not address consequences other than U.S. federal income tax and employment tax consequences. Participants in the plan might be subject to state, local and/or foreign tax as a result of their participation in the 2025 Plan.

Nonqualified Stock Options

Grant and Exercise. In general, participants will not recognize income for federal income tax purposes when they are granted an NSO. Generally, participants will recognize compensation taxable as ordinary income at the time of exercise of an NSO in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares.

Tax Basis. Participants’ tax basis in the shares they receive when they exercise an NSO for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the amount paid for the shares plus the amount of ordinary income the participant recognizes as a result of exercising the option. Accordingly, the tax basis of the shares generally equals the fair market value of the shares on the date the participant exercises the option.

Surrendered Shares. If the participant tenders (or attests to the ownership of) shares to pay the exercise price under an NSO, the following rules apply: To the extent the participant receives shares that are equal in number to the shares surrendered, the participant’s tax basis in the shares the participant receives will equal the participant’s tax basis in the surrendered shares, subject to certain adjustments. Shares are treated as being surrendered if the participant attested to ownership of the shares to pay the exercise price. To the extent the participant receives shares in excess of the number of shares the participant surrendered, the participant will recognize ordinary income, at the time of exercise, equal to the fair market value of the additional shares reduced by any cash the participant pays as part of the purchase price (unless the additional shares are restricted shares). The participant’s tax basis in the additional shares will be the sum of the amount the participant recognizes as ordinary income and any cash the participant pays as part of the purchase price.

Disposition of Option Shares. If the participant disposes of shares acquired by the exercise of an NSO, the participant generally will recognize gain (or, under certain conditions, loss) in the year of the disposition. The gain (or loss) will equal the difference between the amount the participant realizes on the disposition and the participant’s tax basis in the shares.

Ordinarily, the participant’s gain (or loss) will be capital gain (or loss). As explained under “Capital Gain” below, the rate at which capital gain is taxed depends on how long the participant holds the shares before disposing of them. The holding period generally is measured from the date on which the participant exercised the NSO and received the shares (or, if the participant receives restricted shares, on the date for which the participant recognizes income with respect to the restricted shares). If the participant surrendered shares (by tendering or attesting ownership) in order to exercise an option and received an equal number of shares in return, the capital gain holding period for those shares will include the holding period for the shares the participant surrendered. If the participant received shares in addition to the shares the participant surrendered, the holding period for the additional shares will begin just after the participant exercised the NSO. The holding period for restricted shares, including restricted shares the participant acquires by exercising an option, is determined as described below.

Incentive Stock Options

Grant. The participant will not recognize income for federal income tax purposes when the participant is granted an ISO.

Exercise. In general, the participant will not recognize income for purposes of computing the participant’s regular federal income tax liability when the participant exercises an ISO, provided that the participant meets the employment requirement described in the next paragraph. (As explained under “Alternative Minimum Tax” below, the participant is required to recognize income for purposes of computing the participant’s alternative minimum tax liability when a participant exercises an ISO.)

In order to avoid recognizing income for regular income tax purposes when a participant exercises an ISO, the participant must remain employed by the Company (or by a subsidiary in which the Company holds at least 50% of the voting power) from the date the participant receives the ISO until three months before the participant exercises it. The three-month period is extended to one year if the participant’s employment terminates on account of disability. This employment requirement generally does not apply if the participant’s employment terminates on account of the participant’s death. Certain leaves of absence, such as sick leave and military leave, lasting up to three months (or longer if the participant has a statutory or contractual right to reemployment) are ignored in applying this employment requirement. If the participant does not meet the employment requirement, the option will be treated for federal income tax purposes as an NSO, and the participant will recognize income when the participant exercises the option.

Qualifying Disposition. If a participant exercises an ISO and holds the shares for at least one year from the date of exercise and two years from the date on which the option was granted, the participant generally will recognize capital gain (or loss) when the participant disposes of the shares. The gain (or loss) will equal the difference between the amount the participant realizes on the disposition and the exercise price. As explained under “Capital Gain” below, the rate at which capital gain is taxed depends on how long the participant has held the shares before disposing of them. The holding period generally is measured from the date on which the participant exercised the option and received the shares.

Disqualifying Disposition. If the participant sells or otherwise disposes of any ISO shares before the end of the one-year and two-year periods described above, then the participant will have made a “disqualifying disposition” with respect to those shares.

If the amount the participant realizes in a “disqualifying disposition” is greater than the fair market value of the shares on the date the participant exercised the option, the participant will recognize ordinary income (rather than capital gain) in the year of the “disqualifying disposition” equal to the excess of the fair market value of the shares on the date the participant exercised the option over the exercise price, and any amount the participant realizes above the fair market value of the shares on the date of exercise will be treated as capital gain.

If the amount the participant realizes in a “disqualifying disposition” is less than the fair market value of the shares on the date of exercise but greater than the exercise price, the participant will recognize ordinary income equal to the excess (if any) of the amount realized in the disposition over the exercise price, unless the disposition is a type of transaction in which the participant may not recognize loss for tax purposes (for example, a sale between certain related persons or a gift).

If the amount the participant realizes in a “disqualifying disposition” is less than the exercise price, the participant will not be required to recognize ordinary income and will be entitled to recognize a capital loss equal to the difference between the amount realized and the exercise price, unless the disposition is a type of transaction in which the participant may not recognize loss for tax purposes.

Surrendered Shares. If the participant tenders (or attests to the ownership of) shares to pay the exercise price under an ISO, the following rules apply: To the extent the participant receives shares that are equal in number to the shares surrendered, the participant’s tax basis in the shares the participant receives will be equal to the participant’s tax basis in the surrendered shares, subject to certain adjustments. Shares are treated as being surrendered if the participant attested to ownership of the shares to pay the exercise price. Any shares that the participant receives in excess of the number of shares surrendered will have a tax basis of zero (plus any cash tendered as part of the exercise price).

To the extent the participant receives shares that are equal in number to the shares surrendered, the participant’s holding period for the acquired shares will include the holding period for the surrendered shares, except for purposes of determining whether the participant has made a “disqualifying disposition.” Any shares the participant receives in excess of the number of shares the participant surrenders will have a holding period that begins on the date of exercise.

For purposes of determining whether the participant has made a “disqualifying disposition,” all shares the participant receives when the participant exercises the ISO will be subject to both the one-year and two-year holding periods described above. The time the participant held the surrendered shares will not count in determining when these periods have been satisfied. If the participant makes a “disqualifying disposition” of some (but not all) of the acquired shares, the participant will be considered to have disposed of the shares with the lowest tax basis.

If the participant surrenders shares previously acquired through the exercise of an ISO in order to satisfy the exercise price of a second ISO, the surrender is a “disqualifying disposition” if the original shares had not satisfied the one-year and two-year holding period requirements at the time of the surrender. If the participant surrenders shares previously acquired through the exercise of an ISO in order to satisfy the exercise price of a nonqualified option, the surrender is not treated as a disposition for purposes of the one-year and two-year holding period requirements. However, shares the participant acquires in such a transaction equal to the number of shares of ISO stock the participant surrendered will continue to be treated as shares acquired through the exercise of an ISO, and will remain subject to the one-year and two-year holding period requirements.

Restricted Shares

Grant and Vesting. In general, a participant will not recognize income when a participant receives restricted shares. Instead, a participant generally will recognize ordinary income in the year in which the participant’s restricted shares “vest”—that is, they either become transferable or cease to be subject to a substantial risk of forfeiture (whichever occurs first). The participant will be taxed when the shares vest even if they are subject to resale restrictions (for example, restrictions under the Company’s insider trading policy or under the SEC’s rules governing sales by affiliates).

Section 83(b) Election. Within 30 days after a participant is awarded restricted shares, the participant may elect to treat the award of the shares, rather than the vesting of the shares, as the taxable event. This election is called a “section 83(b) election.” The participant must file one copy of the election with the Internal Revenue Service and submit one to the Company (and must retain a copy for the participant’s own records). If the participant later forfeits the restricted shares, the participant will not be able to deduct the amount the participant previously recognized as income (although the participant might be able to claim a capital loss equal to any amount the participant actually paid for the shares).

Ordinary Income. Regardless of whether the participant elects to treat the grant or the vesting of restricted shares as the taxable event, the participant generally will recognize income equal to the difference between the fair market value of the restricted shares (determined without regard to the restrictions) when the taxable event occurs and any amount that the participant paid (if any) for the restricted shares. If the participant forfeits the restricted shares before the restrictions lapse, the difference between the amount the participant paid (if any) for the restricted shares and the amount that the participant received (if any) upon forfeiture is generally ordinary gain or loss.

Dividends. If the participant does not make a section 83(b) election, any dividend the participant receives before the restricted shares vest will be treated for tax purposes as additional compensation income rather than as dividend income: that is, it will be subject to income tax withholding and employment tax, and it will not be eligible for the special lower tax rates that apply to qualifying dividends. Any dividends paid after the restricted shares vest (or after the participant makes a section 83(b) election) will be taxed as dividends.

Basis and Holding Period. The participant’s tax basis in restricted shares generally is the sum of the amount (if any) that the participant paid for the restricted shares and the ordinary income that the participant recognized upon the grant or vesting of the restricted shares. The participant’s holding period for the restricted shares begins just after the taxable event occurs—either when the shares vest or, if the participant makes a section 83(b) election, on the date of the transfer.

Disposition. If the participant disposes of shares the participant acquired in a grant of restricted shares, the participant will recognize gain (or, under certain circumstances, loss) in the year of the disposition equal to the difference between the amount that the participant realized on the disposition and the participant’s tax basis in the shares. Ordinarily, the participant’s gain (or loss) will be capital gain (or loss). As explained under “Capital Gain” below, the rate at which capital gain is taxed depends on how long the participant held the shares after the participant recognized ordinary income.

RSUs, Other Stock-Based Awards, Stock Bonuses, and Cash Awards

Grant and Vesting. In general, the participant will not recognize income when the participant receives RSUs. Instead, the participant will recognize ordinary income in the year in which the participant’s RSUs are settled. Likewise, the participant will generally recognize ordinary income when the participant receives payment upon settlement of other stock-based awards, stock bonuses, and cash awards.

Ordinary Income. The participant generally will recognize income when the participant’s RSUs, other stock-based awards, stock bonuses, or cash awards are settled in the amount equal to the cash the participant receives or, if applicable, the fair market value of the shares the participant receives.

SARs and Performance-Based Awards

A participant will generally recognize ordinary income upon exercise of a SAR in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Capital Gain

Special tax rates apply if a participant has a net capital gain in a taxable year. A participant’s “net capital gain” is the excess of the participant’s net gain on capital assets held for more than one year over the participant’s net loss, if any, on capital assets held for one year or less. The preceding subsections of this section of the proxy statement explain how the one-year holding period is measured.

The rate of tax on any capital gain the participant realizes when the participant disposes of common stock is determined as follows:

Short-Term Gain. The net gain on shares held for one year or less is taxed at the participant’s regular income tax rate.

Long-Term Gain. The net gain on shares held for more than one year is taxed at a maximum rate of 20%. Lower rates apply if the participant’s ordinary income tax rates are below the maximum capital gain rate.

Alternative Minimum Tax

Generally, awards other than ISOs are treated for alternative minimum tax purposes like other taxable income. However, alternative minimum taxable income in the year of exercise of an ISO includes the excess of the fair market value of the shares on the date of exercise over the option exercise price. The alternative minimum tax is imposed at a maximum rate of 28% and is applied to the participant’s alternative minimum taxable income.

If a participant receives restricted shares when the participant exercises an ISO, the participant will recognize income for alternative minimum tax purposes (but not for regular income tax purposes) if the participant makes a section 83(b) election within 30 days after the participant exercises the ISO and receives the restricted shares. If the participant does not make a section 83(b) election, the participant will recognize income for alternative minimum tax purposes (but not for regular income tax purposes) when the restricted shares vest.

If the participant sells the shares in a later year, the participant’s basis in such shares is increased for alternative minimum tax purposes (but not for regular income tax purposes) to reflect the amount that was previously included in the participant’s alternative minimum taxable income, and any gain on the sale is subject to the alternative minimum tax at a rate that does not exceed the regular capital gain rate. In addition, if the participant owed alternative minimum tax in the year in which the participant exercised the ISO, the participant generally will be allowed a tax credit against regular income tax liability (to the extent it exceeds alternative minimum tax liability) in any subsequent year.

Employment Tax Consequences for Employees

If the participant is an employee, the amount that the participant recognizes as ordinary income from an award under the 2025 Plan is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). Both the employee and the Company must pay federal employment tax under FICA with respect to the employee’s wages.

An employee’s wages are subject to federal employment tax imposed on each of the employee and the Company at the maximum rate (currently 7.65%) to the extent that the employee’s aggregate wages for the year do not exceed the “taxable wage base” for that year. The taxable wage base is a dollar amount ($176,100 in 2025) that is generally adjusted annually for increases in the cost of living. The employee’s wages are subject to federal employment tax at a reduced rate (currently 1.45%) to the extent the employee’s aggregate wages exceed the taxable wage base for that year. Accordingly, if the employee’s aggregate wages (not including income from an award) exceeds the taxable wage base, both the employee and the Company must pay federal employment tax under FICA at the reduced rate on the wages that the employee has recognized in connection with an award. An additional 0.9% Medicare tax for high-income earners is applied to earnings in excess of $200,000 for single taxpayers, $125,000 for married taxpayers filing separately, and $250,000 for married taxpayers filing jointly. Employers must withhold the additional Medicare tax based on the $200,000 threshold.

Any amount that an employee receives under an ISO (including any amount recognized as ordinary income due to a “disqualifying disposition” of ISO shares) is not treated as “wages” subject to FICA tax. However, these amounts will also not be taken into account in determining the participant’s Social Security benefits.

Employment Tax Consequences for Non-Employee Directors and Consultants

If the participant is a non-employee director or consultant, instead of paying employment tax as described above, the participant generally is subject to tax under the Self-Employment Contributions Act (“SECA”) on the ordinary income that the participant recognizes from awards under the 2025 Plan. In general, the amount that the participant recognizes as ordinary income under the 2025 Plan is treated as “self-employment income” under SECA. The participant is required to pay additional federal income tax under SECA with respect to the participant’s self-employment income and to account for the additional tax in any estimated federal tax that the participant is required to pay. When determining the participant’s adjusted gross income, the participant may deduct one half of the self-employment tax as a business expense.

The participant’s self-employment income is subject to self-employment tax at the maximum rate (currently 15.3%) to the extent that the participant’s aggregate self-employment income for the year does not exceed the “taxable wage base” for that year, reduced by any wages on which the participant has paid FICA tax as an employee during the year. The participant’s self-employment income is subject to self-employment tax at a reduced rate (currently 2.9%) to the extent that such income exceeds the taxable wage base (reduced by FICA wages) for the year. Accordingly, the participant must pay self-employment tax under SECA equal to at least the reduced rate times the amount of ordinary income that the participant recognizes in connection with any award. An additional 0.9% Medicare tax for high-income earners is applied to earnings in excess of $200,000 for single taxpayers, $125,000 for married taxpayers filing separately, and $250,000 for married taxpayers filing jointly.

Tax Effect on the Company

The Company generally will be entitled to a tax deduction in an amount equal to the ordinary income that the participant recognizes when the participant exercises an NSO or makes a “disqualifying disposition” of ISO shares. In the case of restricted shares and RSUs, the Company generally will be entitled to a deduction in the amount the participant recognizes as income. The Company will be entitled to claim the deduction in the same taxable year in which the participant recognizes ordinary income.

The Company may claim a deduction only to the extent that, among other things, the amount qualifies as an ordinary and necessary business expense. With respect to certain executives, moreover, the Company generally cannot claim a deduction to the extent that the executive’s total compensation from the Company (including certain compensation earned pursuant to the 2025 Plan) exceeds $1,000,000 for the taxable year.

The Company ordinarily will not be entitled to any deduction on the grant of an award, on the exercise of an ISO, or on the sale of shares acquired pursuant to the exercise of an ISO (unless the sale is a “disqualifying disposition”).

Payments Contingent on a Change in Control

In certain circumstances, the participant might be deemed to have received “parachute payments” under federal tax laws to the extent that a change in control of the Company increases the amount of an award or accelerates the participant’s rights under an award. Payments the participant receives under agreements or other arrangements outside of the 2025 Plan might also constitute parachute payments if they are contingent on a change in control of the Company. In general, if the present value of all parachute payments the participant receives equals or exceeds three times the participant’s “base amount” (the participant’s average annual compensation, generally determined over a five-year period), the participant will be subject to a 20% excise tax (in addition to regular tax) on the excess of the parachute payments over the participant’s base amount, and the Company will be denied any tax deduction for the excess.

Parachute payments and excess parachute payments do not include certain payments established by clear and convincing evidence to be “reasonable compensation” for services.

Tax Withholding

The Company generally must withhold federal income tax, state and local taxes, and the employee’s share of federal employment tax (if applicable) with respect to the amount of compensation income that an employee recognizes pursuant to an award granted under the 2025 Plan, or the issuance or sale of any shares of common stock in connection with such award. The tax laws generally permit the Company to withhold federal income tax at a flat rate (currently 22%, or 37% for compensation above $1 million), even if this flat rate is different from the employee’s usual income tax withholding rate. The Company will not be required to recognize any participant rights under an award, to issue shares of Common Stock under an award, or to recognize the disposition of such shares of Common Stock until such withholding obligations have been satisfied.

There is no withholding obligation with respect to the grant or exercise of ISOs.

Non-employee directors and consultants are not subject to tax withholding. To the extent that a non-employee director or consultant recognizes income under an award granted under the 2025 Plan, the non-employee director or consultant may be required to pay estimated tax, including self-employment tax, with respect to that income.

Section 409A of the Code

Certain types of awards under the 2025 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to a 20% additional income tax (and, potentially, certain interest, penalties, and additional state taxes). To the extent applicable, the 2025 Plan and awards granted under the 2025 Plan will be intended to be structured and interpreted to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. However, the Company makes no representation that any award granted under the 2025 Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such award.

If the participant is a “specified employee” (within the meaning of Section 409A of the Code) at the time of the participant’s separation of service from the Company, the payment of any awards the participant holds will be delayed for six months to the extent required to comply with, and avoid taxes or penalties under, Section 409A of the Code.

The participant is solely responsible for satisfying all taxes and penalties that may be imposed on the participant in connection with an award, including any that are imposed under Section 409A of the Code. Neither the Company nor any of its subsidiaries has any obligation to indemnify or reimburse a participant for any such taxes or penalties.

Recommendation of the Board

The Board unanimously recommends a vote “For” the APPROVAL OF THE REGENXBIO INC. 2025 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the close of business on April 1, 2025 (the "Record Date"), by: (i) each person or entity, or group of affiliated persons or entities, that is known by us to beneficially own more than five percent of our outstanding common stock; (ii) each of our directors (including nominees); (iii) each of our named executive officers; and (iv) all of our directors, nominees and executive officers as a group.

The information in the following table is based upon information supplied by our executive officers, directors and principal stockholders and information disclosed in filings with the SEC through the Record Date. Applicable percentage ownership is based on 50,116,910 shares of common stock outstanding at the Record Date.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or restricted stock units held by that person or entity that were exercisable or had vested, as applicable, as of the Record Date or may have been exercised or will have vested, as applicable, within 60 days after the Record Date. We did not deem such shares outstanding, however, for the purpose of computing the percentage beneficially owned by any other person or entity. Unless otherwise indicated, the principal address of each of the stockholders below is c/o REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Outstanding
Holders of More than 5%:
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	5,466,102	10.91%
Redmile Group, LLC(3) One Letterman Drive Building D, Suite D3-300 San Francisco, CA 94129	5,019,307	9.99%
JPMorgan Chase & Co.(4) 383 Madison Avenue New York, NY 10179	3,698,862	7.38%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	2,985,952	5.96%
Entities Affiliated with Allan M. Fox(6) Bryn Mawr Trust Company 20 Montchanin Road Greenville, DE 19807	2,882,466	5.75%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class Outstanding
Directors (Including Nominees) and Named Executive Officers:
Jean Bennett, M.D., Ph.D.(7)	88,956	*
Mitchell Chan	—	*
Patrick J. Christmas(8)	341,892	*
Olivier Danos, Ph.D.(9)	413,456	*
Allan M. Fox(10)	3,043,922	6.05%
Alexandra Glucksmann, Ph.D.(11)	123,956	*
A.N. “Jerry” Karabelas, Ph.D.(12)	134,731	*
George Migausky(13)	88,956	*
Kenneth T. Mills(14)	1,973,087	3.82%
Stephen Pakola, M.D.(15)	283,632	*
Curran Simpson(16)	301,438	*
David C. Stump, M.D.(17)	161,456	*
Daniel Tassé(18)	148,956	*
Vit Vasista(19)	533,542	1.06%
Jennifer Zachary(20)	83,548	*
All directors, nominees and executive officers as a group (14 persons)(21)	6,846,570	12.79%

* Less than one percent of the outstanding shares of common stock.

(1)
Except as indicated otherwise, all persons have represented to the Company that they exercise sole voting power and sole investment power with respect to their shares.
(2)
Based solely on the Schedule 13G filed with the SEC on January 8, 2025 by BlackRock, Inc. (“BlackRock”). BlackRock reported having sole voting power with respect to 5,160,440 shares, shared voting power with respect to 0 shares, sole investment power with respect to 5,466,102 shares and shared investment power with respect to 0 shares.
(3)
Based in part on Amendment No. 2 to the Schedule 13G filed with the SEC on November 14, 2024 by Redmile Group, LLC (“Redmile Group”). Redmile Group’s beneficial ownership of the common stock of the Company is comprised of shares owned by certain private investment vehicles and/or sub-advised accounts managed by Redmile Group, including Redmile Biopharma Investments III, L.P., which shares may be deemed beneficially owned by Redmile Group as investment manager of such private investment vehicles and/or sub-advised accounts. The reported securities may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group. Redmile Group and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Redmile Group reported beneficial ownership of 4,892,902 shares of the Company's common stock. On March 11, 2024, we completed a registered securities offering (the "March 2024 Offering") in which entities affiliated with Redmile Group, including Redmile Biopharma Investments III, L.P., purchased pre-funded warrants to purchase shares of common stock (the “Pre-funded Warrants”), of which 1,324,740 Pre-funded Warrants remained outstanding as of the Record Date. The Pre-funded Warrants are immediately exercisable at a price of price of $0.0001 per share to the extent such exercise would not cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and any other persons whose beneficial ownership would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates and any other persons whose beneficial ownership would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The amount reflected in the beneficial ownership table includes the 4,892,902 shares of common stock reported as beneficially owned by Redmile Group, and the assumed exercise of 126,405 of the Pre-funded Warrants based on the number of shares of common stock outstanding on the Record Date. Redmile Group reported having sole voting power with respect to 0 shares, shared voting power with respect to all of its beneficially owned shares, sole investment power with respect to 0 shares and shared investment power with respect to all of its beneficially owned shares.
(4)
Based solely on Amendment No. 6 to the Schedule 13G filed with the SEC on February 12, 2025 by JPMorgan Chase & Co. (“JPMorgan Chase”). JPMorgan Chase reported having sole voting power with respect to 3,405,254 shares, shared voting power with respect to 0 shares, sole investment power with respect to 3,698,862 shares and shared investment power with respect to 0 shares.
(5)
Based solely on Amendment No. 9 to the Schedule 13G filed with the SEC on January 31, 2025 by The Vanguard Group, Inc. (“The Vanguard Group”). The Vanguard Group reported having sole voting power with respect to 0 shares, shared voting power with respect to 28,985 shares, sole investment power with respect to 2,919,757 shares and shared investment power with respect to 66,195 shares.

(6)
Entities include AMF Family Gift Trust LLC, AMF Gift Trust LLC, HBF Gift Trust LLC and Quaker Gray LLC (collectively, the “LLCs”). Mr. Fox maintains voting and investment control over the shares held by the LLCs in his capacity as manager of the LLCs.
(7)
Includes options to purchase 77,670 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(8)
Includes options to purchase 290,022 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(9)
Includes options to purchase 355,091 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(10)
See footnote 6 above for securities ownership information relating to Mr. Fox. Includes options to purchase 150,170 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(11)
Includes options to purchase 112,670 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(12)
Includes options to purchase 123,445 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(13)
Includes options to purchase 77,670 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(14)
Includes options to purchase 1,582,386 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(15)
Includes options to purchase 252,554 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(16)
Includes options to purchase 265,269 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(17)
Includes options to purchase 150,170 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(18)
Includes options to purchase 137,670 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(19)
Includes options to purchase 344,380 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date.
(20)
Includes options to purchase 71,259 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 4,790 RSUs which may vest within 60 days after the Record Date.
(21)
Includes options to purchase 3,355,164 shares of common stock that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date and 38,320 RSUs which may vest within 60 days after the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the Company has not engaged in any related party transactions for the year ended 2024, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than five percent of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered, or will enter, into indemnification agreements with our directors, executive officers and certain key employees. Under these agreements, we agree to indemnify our directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to us.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Policies and Procedures for Related Party Transactions

We have adopted a related party transaction policy under which our directors and executive officers, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of our Audit Committee, or other independent committee of the Board if it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and a related proxy card?

You have received these proxy materials because you owned shares of REGENXBIO common stock at the close of business on April 1, 2025, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering the Notice in the mail. This method conserves natural resources and reduces our costs, while providing stockholders with a convenient way of accessing the materials and voting. As a result, only stockholders who specifically request a printed copy of the Proxy Statement will receive one. Instead, the Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy via telephone or the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or the internet. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Curran Simpson, our President and CEO, and Patrick J. Christmas, our EVP, Chief Strategy and Legal Officer, as your representatives (or proxyholders) for the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if a matter that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 50,116,910 shares of our common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.

A list of stockholders entitled to vote will be available at the Annual Meeting and will be accessible for 10 days prior to the Annual Meeting at our principal place of business, 9804 Medical Center Drive, Rockville, Maryland 20850, during ordinary business hours.

What is a stockholder of record and how can I vote if I am a stockholder of record?

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. Stockholders of record may vote via the internet, telephone or mail (if you received a proxy card by mail) as described below. Stockholders also may attend the meeting and vote in person.

•
You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your voting instructions have been properly recorded.
•
You may vote by telephone. The toll-free number for telephone voting is noted on the Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

•
You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. In all cases, your shares will be voted according to your instructions.

What is a beneficial owner of shares and how can I vote if I am a beneficial owner?

If, on the Record Date, your shares of common stock were not held in your name, but rather were held through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name,” and you will need to submit voting instructions to the institution that holds your shares. If you do not give instructions to your broker, your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items.

Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name if you have not provided voting instructions. On non-discretionary items for which you do not give your broker instructions, your broker may not vote shares held in street name, which is referred to as a “broker non-vote.” Please see “—What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?” below for details regarding broker voting for each proposal.

As a beneficial owner, you are invited to attend the Annual Meeting. If you are a beneficial owner and not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other nominee.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit a subsequent proxy via the internet, telephone or mail executed on a later date;
•
You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 9804 Medical Center Drive, Rockville, Maryland 20850; or
•
You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

What is the quorum requirement?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the Record Date, there were 50,116,910 shares of common stock outstanding and entitled to vote. Thus, 25,058,456 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker discretionary votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting and what vote is required to approve each proposal?

The following table provides a description of the proposals that will be voted on at the Annual Meeting:

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1: Election of four Class I directors	FOR	Plurality of Votes Cast	No
Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm	FOR	Majority of Votes Cast	Yes
Proposal 3: Advisory vote on executive compensation	FOR	Majority of Votes Cast	No
Proposal 4: Advisory vote on the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers	EVERY YEAR	Plurality of Votes Cast	No
Proposal 5: Approval of the REGENXBIO Inc. 2025 Equity Incentive Plan	FOR	Majority of Votes Cast	No

Plurality of Votes Cast means that, with respect to Proposal 1, the nominees for director receiving the greatest number of votes will be elected, and, with respect to Proposal 4, the option receiving the greatest number of votes will be recommended by stockholders to the Board. Withheld votes, abstentions and broker non-votes will have no effect on the election of a nominee. With respect to Proposal 4, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Majority of Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes, if any, will not be counted “For” or “Against” Proposal 3 or Proposal 5 and will have no effect on the outcome of either proposal. We do not expect to receive broker non-votes for Proposal 2, as banks, brokers and other nominees will have discretionary authority to vote shares for which beneficial owners do not provide voting instructions on that proposal.

Votes on each proposal will be tabulated by the inspector of elections appointed for the meeting.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the individuals named as proxies on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee, the individuals named as proxies on the proxy card will not be able to vote your shares on any other business that comes before the Annual Meeting unless such individuals receive instructions from you with respect to such other business.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors that serve on the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

What happens if I submit my proxy but do not provide voting instructions?

If you submit a proxy via telephone or the internet or return a signed and dated proxy card without indicating instructions with respect to a specific proposal, your shares will be voted in accordance with the Board’s recommendation for such proposal.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on the proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership as of the Record Date and a form of photo identification, such as a valid driver’s license. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares in street name, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership.

All bags, briefcases and packages will be held at registration and will not be allowed in the Annual Meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) or other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. We expect to report final voting results in a Current Report on Form 8‑K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find the Company’s proxy materials on the internet?

This Proxy Statement and the Annual Report are available at our website at www.regenxbio.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this Proxy Statement.

How do I obtain a separate set of the Company’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice is called “householding” and is designed to conserve natural resources and save printing and postage costs by reducing duplicate mailings. If you would like to have a separate copy of the Notice, the Annual Report or this Proxy Statement mailed to you or receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials electronically?

Yes. This Proxy Statement and the Annual Report are available on our website at www.regenxbio.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the internet. If you opt to receive your proxy materials electronically, you will receive an automatic link to the proxy voting site. In addition, electing to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and reduce the environmental impact of our annual meetings of stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2025 annual meeting of stockholders:

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a‑8 promulgated under the Exchange Act. To be eligible for inclusion in the Company’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 9, 2025, which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with our Bylaws and Rule 14a‑8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of our 2026 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2026 annual meeting of stockholders. Such proposals should be sent to REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in the Company’s Proxy Materials

Stockholders who wish to nominate persons for election to the Board at our 2026 annual meeting of stockholders or who wish to present a proposal at our 2026 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than January 23, 2026, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting, and no later than February 22, 2026, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting. However, if we change the date of our 2026 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2026 annual meeting of stockholders or (b) the 10th day following the day we first publicly announce the date of our 2026 annual meeting of stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act and otherwise comply with the requirements of Rule 14a-19. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2026 annual meeting of stockholders. Such nominations or proposals should be sent to REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary.

Copy of Amended and Restated Bylaws

You may request a copy of our Bylaws to be delivered to you at no charge by writing to the Company’s Corporate Secretary at REGENXBIO Inc., 9804 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary. In addition, we have filed a copy of our Bylaws as Exhibit 3.2 to our Current Report on Form 8-K filed on September 22, 2015, which may be accessed without charge on our website at www.regenxbio.com and the SEC’s website at www.sec.gov. The information contained on our website, and in all references to our website within this Proxy Statement, shall not be deemed incorporated by reference in this Proxy Statement or in any other filing we make under the Exchange Act.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the internet so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT INFORMATION FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

REGENXBIO Inc.

9804 Medical Center Drive

Rockville, Maryland 20850

Telephone: (240) 552-8181

If you need additional copies of this proxy statement or voting materials, you should contact Investor Relations as described above. A copy of our Annual Report will be sent without charge to any stockholder who requests in writing, addressed to Investor Relations as described above. Our Annual Report may also be obtained via the internet at www.proxyvote.com.

APPENDIX A

REGENXBIO INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1.
INTRODUCTION.
1.1
Purpose. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards. This document constitutes part of a prospectus covering securities that have been registered under the Securities Act. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth in Article 15.
1.2
Prior Plan. The Plan is intended to replace the REGENXBIO Inc. 2015 Equity Incentive Plan, adopted on June 17, 2015 (the “Prior Plan”).
ARTICLE 2.
ADMINISTRATION.
2.1
General. The Plan may be administered by the Administrator (which may be the Board or one or more Committees or their delegates appointed in accordance with this Article 2). Each Committee shall have the authority and be responsible for such functions as have been assigned to it. To the extent that any permitted action taken by the Board conflicts with action taken by a Committee or delegate, the Board action shall control.
2.2
Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.3
Powers of Administrator. Subject to the terms of the Plan, and in the case of (i) a Committee, subject to the specific duties delegated to the Committee by the Board, and (ii) a delegate, subject to Article 2.6, the Administrator shall have the authority, without limitation, to:
(a)
select the Service Providers who are to receive Awards under the Plan;
(b)
determine the type, number, vesting requirements and other features and conditions of such Awards, including (i) the number of Common Shares or the amount of cash to be covered by each Award; (ii) the restrictions applicable to Restricted Shares and Stock Units and the conditions under which such restrictions shall lapse; (iii) any performance goals and periods applicable to Awards; (iv) the Exercise Price of each Option and SAR; (v) the time or times when Awards may be exercised; and (vi) subject to the requirements of Code Section 409A (to the extent applicable) and the terms of the Plan, any amendments to the terms and conditions of outstanding Awards;
(c)
determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements;
(d)
determine whether, to what extent, and under what circumstances (i) an Award may be settled in, or the Exercise Price of an Award may be paid in, cash, Common Shares, or other property, or (ii) an Award may be canceled, forfeited, or surrendered;
(e)
determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s Service for purposes of Awards granted under the Plan to the greatest extent permitted by law;
(f)
determine whether and to what extent any Performance Goals have been attained;
(g)
determine whether conditions and events described in the Plan or in Award Agreements are satisfied, including whether a Change in Control has occurred and whether a Participant’s Service has terminated;

(h)
interpret the Plan and Awards granted under the Plan (including any Award Agreements relating thereto);
(i)
establish sub-plans under the Plan, containing such limitations and other terms and conditions as the Administrator determines are necessary or desirable, for the purpose of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards or qualifying for favorable tax treatment under applicable foreign laws (“Sub-Plans”);
(j)
make, amend, and rescind rules, guidelines, and practices relating to the Plan and Awards granted under the Plan, including rules relating to Sub-Plans;
(k)
determine whether a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is an Affiliate;
(l)
determine the treatment of Awards in the event that an entity ceases to be an Affiliate of the Company;
(m)
determine and apply such policies and procedures as it deems appropriate to provide for clawback or recovery of Awards, as provided under Article 14.6 or under the terms of an Award Agreement.
(n)
impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales; and
(o)
make all other decisions relating to the operation of the Plan and Awards granted under the Plan and otherwise supervise the administration of the Plan and exercise all powers and authorities either specifically granted under the Plan or necessary or advisable in the administration of the Plan.
2.4
Effect of Administrator’s Decisions. The Administrator’s decisions, determinations, and interpretations shall be final and binding on all persons, including the Company and Participants.
2.5
Limitation of Liability. No member of the Board or a Committee, nor any officer or employee of the Company or any Affiliate acting on behalf of the Board or a Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or a Committee and each and any officer or employee of the Company and of any Affiliate acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
2.6
Delegation of Authority. Subject to applicable laws and regulations and the applicable rules of a stock exchange or market on which the Company is traded or listed, the Board or a Committee may delegate administrative authority hereunder to an officer of the Company or to such other individual or group as the Board or Committee may determine in its discretion, including the authority to grant Awards to individuals who are eligible under the terms of the Plan; provided that (i) no officer or other delegate shall designate himself or herself as a recipient of any Awards granted pursuant to such delegated authority; (ii) no delegation may be made by the Board or a Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act; and (iii) any resolution delegating authority to grant Awards shall satisfy applicable law. The acts of delegates under this Article 2.6 shall be treated hereunder as acts of the Administrator, and such delegates shall report to the Board or the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any delegation may be revoked by the Board or a Committee at any time.
2.7
Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 3.
SHARES AVAILABLE FOR GRANTS.
3.1
Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed 5,500,000 plus the number of Common Shares subject to awards granted under the Prior Plan ("Prior Plan Awards") and then outstanding on the Effective Date which, on a later date, are not delivered because the Prior Plan Award is forfeited or expires, terminates, or is canceled without the delivery of all Common Shares subject to such Prior Plan Award, but excluding the types of Common Shares described in (a), (b), and (c) of Article 3.2 below that are tendered, withheld, or otherwise not delivered in connection with the settlement of a Prior Plan Award (the “Prior Plan Shares”) (subject to adjustment pursuant to Article 9.1). The number of shares authorized for Prior Plan Awards but not, as of the Effective Date, delivered pursuant to a Prior Plan Award or subject to an outstanding Prior Plan Award shall not be available for use under either this Plan, except with respect to the treatment of Prior Plan Shares in accordance with the preceding sentence. The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan.
3.2
Shares Returned to Reserve. If, after the Effective Time, any Award is forfeited or expires, terminates, or is canceled without the delivery of all Common Shares subject to such Award, or if any Award is settled other than by the delivery of Common Shares (including by cash settlement), then the Common Shares subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan; provided that the following Common Shares shall not again become available to be delivered pursuant to Awards under the Plan:
(a)
Common Shares tendered or withheld upon the exercise of an Option to cover the Exercise Price;
(b)
Common Shares subject to a stock-settled SAR that are not issued upon the net settlement of such SAR; and
(c)
Common Shares tendered or withheld by the Company to satisfy any tax withholding obligation with respect to any Award.
3.3
Awards Not Reducing Share Reserve in Article 3.1. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.4
Share Limits. Subject to adjustment in accordance with Article 9.1:
(a)
The aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any calendar year to any one Participant shall not exceed 1,500,000 Common Shares, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 500,000 Common Shares;
(b)
The aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any calendar year to any one Participant shall not exceed 1,500,000 Shares, except that the Company may grant to a new Employee in the calendar year in which his or her Service as an Employee first commences Restricted Share awards and Stock Units that cover (in the aggregate) up to an additional 500,000 Common Shares;
(c)
No Participant shall be paid more than $1 million in cash in any calendar year pursuant to Performance Cash Awards granted under the Plan;
(d)
No more than 11,000,000 Common Shares (including Prior Plan Shares) may be issued under the Plan upon the exercise of ISOs; in no event shall any Common Shares that subsequently become available for grant pursuant to Article 3.2 increase the then-current number of Common Shares that may be issued pursuant to ISOs; and
(e)
The maximum aggregate grant date fair value (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Options and SARs that may be granted under this Plan to an Outside Director as compensation for services as an Outside Director during a calendar year shall not exceed $500,000.
ARTICLE 4.
ELIGIBILITY.
4.1
Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) and Treasury Regulations Section 1.422-2(f) are satisfied, including that the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable later than the day immediately preceding the fifth anniversary of the date it is granted. In determining such stock ownership, the provisions of Code Section 424(d) shall be controlling.

4.2
Other Awards. Awards other than ISOs may be granted only to Service Providers.
ARTICLE 5.
OPTIONS.
5.1
Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms as the Administrator shall determine, in its sole discretion, that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. Options which are not designated as ISOs in the Stock Option Agreement or which otherwise do not qualify as ISOs shall constitute NSOs. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2
Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3
Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a). The aggregate Fair Market Value (determined as of the date of grant) of Common Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Common Shares on the date of grant with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Common Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NSOs.
5.4
Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. Subject to Article 11.6, a Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5
Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries, subject to the terms of the applicable Award Agreement. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate, subject to the terms of the applicable Award Agreement.
5.6
No Repricing; No Reload Grants. Except for adjustments pursuant to Article 9.1, no Option shall have its Exercise Price lowered, nor shall any Option be settled, cancelled, forfeited, exchanged, or surrendered in exchange or otherwise in consideration for a new Option with an Exercise Price that is less than that of such settled, cancelled, forfeited, exchanged, or surrendered Option, unless the stockholders of the Company shall have approved of such transaction. For the avoidance of doubt (and without limitation of the authority set forth in Article 9.1), Options with an Exercise Price that is equal to or greater than the current Fair Market Value of the underlying Common Shares shall not be cancelled in exchange for a cash payment.
5.7
Payment for Option Shares. Options may be exercised in whole or in part by giving written notice to the Company specifying the number of Common Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Common Shares so purchased in cash or cash equivalents, as determined by the Administrator. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a)
Subject to any conditions or limitations established by the Administrator, by surrendering unrestricted Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Common Shares as to which such Option will be exercised;
(b)
By delivering (on a form prescribed by the Administrator) an irrevocable direction to a securities broker approved by the Administrator to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)
Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d)
With respect to NSOs, through any other form or method consistent with applicable laws, regulations and rules.
5.8
Non-Exempt Employees. If an Option is granted to an employee of the Company or an Affiliate in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable until at least 6 months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Change in Control, or (iii) upon such employee’s retirement (as such term may be defined in the applicable Stock Option Agreement or such employee’s employment agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that, with respect to a Participant who is a non-exempt employee of the Company or an Affiliate, any income derived in connection with the exercise or vesting of an Option will be exempt from such Participant’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting, issuance of any Common Shares or other property, or payment of any cash under any other Award will be exempt from the Participant’s regular rate of pay, the provisions of this Article 5.8 will apply to all types of Awards.
ARTICLE 6.
STOCK APPRECIATION RIGHTS.
6.1
SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms as the Administrator shall determine, in its sole discretion, that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2
Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3
Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.
6.4
Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that, except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. Subject to Article 11.6, a SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
6.5
Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6
Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries, subject to the terms of the applicable Award Agreement. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate, subject to the terms of the applicable Award Agreement.
6.7
No Repricing; No Reload Grants. Except for adjustments pursuant to Article 9.1, no SAR shall have its Exercise Price lowered, nor shall any SAR be settled, cancelled, forfeited, exchanged, or surrendered in exchange or otherwise in consideration for a new SAR with an Exercise Price that is less than that of such settled, cancelled, forfeited, exchanged, or surrendered SAR, unless the stockholders of the Company shall have approved of such transaction. For the avoidance of doubt (and without limitation of the authority set forth in Article 9.1), SARs with an Exercise Price that is equal to or greater than the current Fair Market Value of the underlying Common Shares shall not be cancelled in exchange for a cash payment.
ARTICLE 7.
RESTRICTED SHARES.
7.1
Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2
Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3
Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. If the restrictions, performance factors, including Performance Goals, and/or conditions established by the Administrator are not attained or satisfied, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. Subject to Article 11.6, a Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.
7.4
Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides, except that Restricted Shares shall not have rights to and shall not receive dividends paid on such Restricted Shares before such Restricted Shares have vested. A Restricted Stock Agreement may require that any cash dividends paid on Restricted Shares (after such Restricted Shares have vested) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, any dividends or other distributions that are paid on vested Restricted Shares, whether they are to be paid in cash, Common Shares, or other property, shall be subject to the same restrictions on transferability as such Restricted Shares. For the avoidance of doubt, no dividends or other distributions (whether in the form of cash or other property) payable on Common Shares subject to a Stock Award will be paid to a Participant to the extent the Stock Award is not vested and nonforfeitable at the time such dividend or other distribution is paid on Common Shares.
7.5
Awards and Certificates. Except as otherwise provided in this Article 7, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. Restricted Shares may also be evidenced in uncertificated form or by a book entry record. The Company may require that the stock certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after any restrictions have lapsed without forfeiture in respect of such Restricted Shares.
ARTICLE 8.
STOCK UNITS.
8.1
Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2
Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3
Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. If the vesting conditions, including Performance Goals, established by the Administrator are not attained or satisfied, a Participant shall forfeit his or her Stock

Units in accordance with the terms of the Award Agreement. Subject to Article 11.6, a Stock Unit Agreement may provide for accelerated vesting upon certain specified events.
8.4
Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. No Award of Stock Units may provide for a right to dividend equivalents on Stock Units that are not vested. For the avoidance of doubt, no dividend equivalent on a Stock Unit may be paid to a Participant with respect to a dividend paid on Common Shares unless, at the time such dividend is paid on the Common Shares, the Stock Unit is vested and nonforfeitable.
8.5
Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6
Awards and Certificates. With respect to Stock Units to be settled in Common Shares, following the satisfaction of any vesting conditions, in the Administrator’s sole discretion: (i) stock certificates in respect of the Common Shares underlying such Stock Units may be delivered to the Participant, or the Participant’s legal representative, in a number equal to the number of Common Shares underlying the Stock Units; or (ii) Common Shares underlying such Stock Units may be issued in uncertificated form or by a book entry record. Further, notwithstanding anything in the Plan to the contrary, following the satisfaction of any vesting conditions, Common Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Code Section 409A (or in accordance with a Stock Unit Agreement that complies with Code Section 409A), and absent such a deferral such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Code Section 409A.
8.7
Death of Recipient. Any Stock Units that become payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each Participant who receives Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units that become payable after the Participant’s death shall be distributed to the Participant’s estate.
8.8
Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
ARTICLE 9.
ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1
Adjustments. In the event of any (1) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), stock split, reverse stock split, subdivision or consolidation; (3) combination or exchange of shares; or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to this Article 9.1 is appropriate, corresponding proportionate adjustments shall be made, as may be determined by the Administrator, in its sole discretion, in each of the following:
(a)
The number and kind of shares available for issuance under Article 3 and the maximum number of Common Shares or cash that may be subject to Awards granted to any Participant in any calendar year or which may be made subject to ISOs;
(b)
The number and kind of shares covered by each outstanding Option, SAR, Stock Unit and Award of Restricted Shares; and
(c)
The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Any adjustment in the number of and kind of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Notwithstanding the foregoing, any adjustment made pursuant to this Article 9.1 shall (i) to the extent necessary to avoid adverse tax consequences under Code Section 409A, be made in compliance with the requirements of Code Section 409A and (ii) in the case of ISOs, unless otherwise determined by the Administrator, be made in compliance with the requirements of Code Sections 422 and 424(a).

9.2
Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3
Corporate Transactions. In the event that the Company is a party to a Change in Control (other than one described in Article 15.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement, which agreement need not treat all Awards (or portions thereof) in an identical manner. The definitive transaction agreement of the Change in Control may provide for one or more of the following with respect to each outstanding Award:
(a)
If the acquiring or surviving company assumes or continues outstanding Awards upon the Change in Control, and if the Participant’s Service is involuntarily terminated within 24 months after a Change in Control:
(i)
Options and SARs shall become fully vested as of the termination date and exercisable no later than 30 days following such termination date;
(ii)
Restricted Shares and Stock Units shall become fully vested as of such termination date and shall be delivered no later than 30 days following such termination date; and
(iii)
Awards that vest based in whole or in part on the achievement of any Performance Goal shall become vested pro rata at actual performance levels if such performance levels can be determined, or at target performance levels if the actual performance levels cannot be determined, as of such termination date based on the portion of the Performance Period of such Performance Goal that was completed as of the termination date, and such Awards shall be delivered no later than 30 days following such termination date.
(b)
Subject to paragraph (c) below, if the acquiring or surviving company does not assume or continue outstanding Awards upon a Change in Control, all outstanding Awards that are not assumed or continued shall be treated as follows (to the extent permitted by Code Section 409A):
(i)
Options and SARs shall become fully vested and exercisable as of immediately prior to the Change in Control;
(ii)
Restricted Shares and Stock Units shall become fully vested as of immediately prior to the Change in Control (to the extent not already vested) and shall settle immediately following the Change in Control; and
(iii)
Awards that vest based in whole or in part on the achievement of any Performance Goal shall become vested pro rata at actual performance levels if such performance levels can be determined, or at target performance levels if the actual performance levels cannot be determined, as of the Change in Control based on the portion of the Performance Period of such Performance Goal that was completed as of the Change in Control, and such Awards shall settle immediately following the Change in Control.
(c)
If the acquiring or surviving company does not assume or continue outstanding Awards upon a Change in Control, the definitive transaction agreement may provide that outstanding Awards, whether vested or unvested, shall be canceled in exchange for cash and/or other consideration with a value equal to (i) for Options or SARs, the excess, if any, of the Fair Market Value of the Common Shares underlying such Award on the date of the Change in Control over the aggregate Exercise Price; provided that, if the Fair Market Value of a Common Share on such date does not exceed the per share Exercise Price, the definitive transaction agreement for the Change in Control may provide that such Option or SAR is canceled for no consideration; and (ii) for all other Stock Awards, the Fair Market Value of the Common Shares underlying such Stock Award on the date of such Change in Control.

Following a Change in Control described in Article 15.6(d), the Company shall continue outstanding Awards, and the treatment described in Article 9.3(a) above shall apply. Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.
OTHER AWARDS.
10.1
Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
10.2
Awards Under Other Plans. The Company may grant awards under other plans or programs; provided that, if such awards are settled in the form of Common Shares issued under this Plan, then such awards shall also be Awards and subject to the terms of the Plan. Unless otherwise specified in the Award Agreement of such Award, such Award shall be a Stock Unit for purposes of the Plan (including that such Award will reduce the number of Common Shares available under Article 3).
ARTICLE 11.
LIMITATION ON RIGHTS.
11.1
Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any). An Award may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the discretion of the Administrator. Unless otherwise provided by the Administrator or required by law: (1) a leave of absence approved by the Company or one of its Affiliates, as applicable, will not constitute a termination of employment or service under the Plan; and (2) with respect to ISOs only, if a Participant’s leave of absence exceeds three months, the Participant will be deemed to have terminated employment on the first day following the end of the first three months of such leave, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If the Participant has not returned to work as of the end of an approved leave of absence, Service shall terminate for purposes of the Plan as of the date the approved leave of absence ends, to the extent permitted by law. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of an Award (or lapsing of Company repurchase rights) shall be tolled during any leave of absence.
11.2
Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price, including the satisfaction of any applicable tax withholding obligations pursuant to Article 12. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in Article 7.4 or 8.4.
11.3
Regulatory Requirements.
(a)
Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, and the obtaining of all such approvals by any governmental agency or other regulatory body as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such Common Shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)
Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
(c)
In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.
11.4
Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may be transferred only by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. Any purported transfer of an Award or any economic benefit or interest therein in violation of the Plan or the terms of an Award shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or the terms of an Award shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award.
11.5
Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
11.6
Minimum Vesting Requirement. Notwithstanding the Administrator’s discretion to determine the terms and conditions of Awards and Award Agreements, including any vesting schedules, and notwithstanding any other provision of the Plan with the exception of Article 9, Awards must have a minimum vesting period of at least one year from the grant date to the one-year anniversary of the grant date during which no installments of Awards may vest; provided that (a) this minimum vesting requirement shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of Common Shares specified in Article 3.1; and (b) the Administrator may in its discretion, either at the time an Award is granted or at any time thereafter, provide that the vesting of the Award will accelerate in whole or in part if the Participant terminates Service due to Disability or death ((a) and (b) collectively, the “Minimum Vesting Provisos”). For the avoidance of doubt, the Administrator may not accelerate the vesting of an Award, and an Award Agreement may not provide for the acceleration of the vesting of an Award (or, in each case, any portion thereof), in any way that would allow the Award to vest before the one-year anniversary of the Award’s grant date, subject to the Minimum Vesting Provisos.
ARTICLE 12.
TAXES.
12.1
General. As a condition to an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied, and the Company shall have the right to deduct any such taxes, up to the maximum amount to the extent permitted by law, from any payment of any kind otherwise due to such Participant.
12.2
Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered and any fractional share amounts resulting therefrom shall be settled in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3
Section 409A Matters. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, the Participant shall not be considered to have terminated Service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Code Section 409A. Any payments described in the Plan that are due within the “short term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then, only to the extent necessary to prevent such payment from being subject to any individual tax and penalty interest charges imposed under Code Section 409A, no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A.
12.4
Limitation on Liability. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
ARTICLE 13.
TERM OF THE PLAN.
13.1
Term of the Plan. The Plan, as set forth herein, shall become effective on the date it is approved by a majority of the votes cast at a duly held meeting of the Company’s stockholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting with respect to the Plan’s approval, or on the date the Plan is otherwise approved by the Company’s stockholders by a method and in a degree that would be treated as adequate under applicable state law (the “Effective Time”). The Effective Time must be within the 12 months immediately preceding or immediately following the adoption of the Plan by the Board. If the Plan is not approved by the stockholders of the Company within such 24-month period, the Plan and any Awards shall be null and void ab initio. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Article 13.2 or (b) the 10th anniversary of the earlier of the date the Board adopts the Plan or the Effective Time.
13.2
Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. No amendment or termination of the Plan shall be made that would materially impair the rights of a Participant under any Award theretofore granted unless such Participant consents to such amendment or termination. Subject to Articles 5.6, 6.7, and 11.6, the Administrator may modify, amend, or adjust the terms of any Award theretofore granted, prospectively or retroactively, including the content of Performance Goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Administrator in its sole discretion determines; provided that, subject to Articles 9 and 13.3, no such amendment shall materially impair the rights of any Participant without such Participant’s consent. For the avoidance of doubt, the Administrator may not accelerate the vesting of an Award, and an Award Agreement may not provide for the acceleration of the vesting of an Award (or, in each case, any portion thereof), in any way that would allow the Award to vest before the one-year anniversary of the Award’s grant date, subject to the Minimum Vesting Provisos, as set forth in Article 11.6.
13.3
Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules, including any rules of the stock exchange on which the Common Shares are traded, as determined by the Administrator.
ARTICLE 14.
MISCELLANEOUS.
14.1
Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

14.2
Notification of Election Under Code Section 83(b). If any Participant shall, in connection with the acquisition of shares of Common Shares under the Plan, make the election permitted under Code Section 83(b), such Participant shall notify the Company of such election within 10 days after filing notice of the election with the Internal Revenue Service.
14.3
No Fractional Shares. No fractional shares of Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
14.4
Documentation; Paperless Administration. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant shall be permitted through the use of such an automated system.
14.5
Severability. If any provision of the Plan is held to be invalid or unenforceable in any jurisdiction or with respect to any Participant, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Board, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or the Participant and the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
14.6
Clawback. Notwithstanding any other provisions in this Plan, any Award will be subject to both (a) any compensation recovery or clawback policy required pursuant to Section 304 of Sarbanes-Oxley Act of 2002, as amended, and any other legally required recovery or clawback; and (b) any other compensation recovery or clawback policy that the Company or any Affiliate has adopted or may adopt in the future.
14.7
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Unless the context otherwise requires, the terms “including,” “include,” or “includes” shall mean including, without limiting the generality of any description preceding such term, irrespective of whether such term is used with “without limitation,” “without limiting,” or similar language elsewhere in the Plan. Any reference to a regulation shall include any successor regulation. Except where otherwise indicated, references to Articles are references to articles of this Plan.
14.8
Addenda. The Administrator may approve such addenda to the Plan or any Award Agreement as it may consider necessary or appropriate for the purpose of granting Awards to Participants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy, or custom, which, if so required under applicable law, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.
ARTICLE 15.
DEFINITIONS.
15.1
“Administrator” means the Board or any Committee administering the Plan in accordance with Article 2, or a delegate appointed in accordance with Article 2.
15.2
“Affiliate” means any Subsidiary, Parent, or any other entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company. The term Affiliate shall, unless otherwise determined by the Administrator, include entities in which the Company and/or one or more Subsidiaries own not less than 50% of such entity’s voting control.
15.3
“Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.
15.4
“Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
15.5
“Board” means the Company’s Board of Directors, as constituted from time to time.
15.6
“Change in Control” means:

(a)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities;
(b)
The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)
The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d)
Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided that, if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then, notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

15.7
“Code” means the Internal Revenue Code of 1986, as amended.
15.8
“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan.
15.9
“Common Share” means one share of the common stock of the Company.
15.10
“Company” means REGENXBIO Inc., a Delaware corporation.
15.11
“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
15.12
“Disability” means, with respect to any Participant, that such Participant, as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
15.13
“Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
15.14
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
15.15
“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
15.16
“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate in its sole discretion. The Administrator’s determination shall be conclusive and binding on all persons.

15.17
“ISO” means an incentive stock option described in Code Section 422(b).
15.18
“NSO” means a stock option not described in Code Sections 422 or 423.
15.19
“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
15.20
“Optionee” means an individual or estate holding an Option or SAR.
15.21
“Outside Director” means a member of the Board who is not an Employee.
15.22
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
15.23
“Participant” means an individual, estate, or other person holding an Award, including an Optionee.
15.24
“Performance Cash Award” means an award of cash granted under Article 10.1 of the Plan.
15.25
“Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write- downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.
15.26
“Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
15.27
“Plan” means this REGENXBIO Inc. 2025 Equity Incentive Plan, as amended from time to time.
15.28
“Registration Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission pursuant to Form S-1.
15.29
“Restricted Share” means a Common Share awarded under the Plan.
15.30
“Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
15.31
“SAR” means a stock appreciation right granted under the Plan.
15.32
“SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
15.33
“Securities Act” means the Securities Act of 1933, as amended.
15.34
“Service” means service as an Employee, Outside Director or Consultant.
15.35
“Service Provider” means any individual who is an Employee, Outside Director or Consultant; provided that, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Service Provider eligible for an Option or a SAR means an Employee, Outside Director or Consultant with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A.

15.36
“Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
15.37
“Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
15.38
“Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
15.39
“Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
15.40
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
15.41
“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

APPENDIX A

PERFORMANCE CRITERIA

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Earnings (before or after taxes)	• Sales or revenue
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation	• Working capital
• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)
• Total stockholder return	• Market share
• Return on equity or average stockholders’ equity	• Cash measures including cash flow and cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Return on operating revenue	• Contract awards or backlog
• Objective corporate or individual strategic goals	• Objective individual performance goals

Other measures of performance selected by the Administrator

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ! ! ! ! ! ! ! V69759-P25237 REGENXBIO INC. 9804 MEDICAL CENTER DRIVE ROCKVILLE, MD 20850 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 01) Allan Fox 02) Alexandra Glucksmann, Ph.D. 03) Curran Simpson 04) Jennifer Zachary 1. Election of Four Class I Directors Nominees: The Board of Directors recommends you vote FOR all the nominees listed in Item 1: 2. To ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2025. 4. Advisory vote on the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers. 3. Advisory vote on the compensation paid to the Company’s named executive officers. 5. To approve the REGENXBIO Inc. 2025 Equity Incentive Plan. NOTE: Other business may be considered as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends you vote FOR Items 2 and 3: The Board of Directors recommends you vote 1 YEAR on Item 4: The Board of Directors recommends you vote FOR Item 5: REGENXBIO INC. ! ! ! Please sign exactly as your name(s) appear(sn signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V69760-P25237 REGENXBIO INC. Annual Meeting of Stockholders May 30, 2025 This Proxy is Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Curran Simpson and Patrick J. Christmas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of REGENXBIO Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 30, 2025 at 9:00 a.m. Eastern Time, at 9804 Medical Center Drive, Rockville, Maryland 20850, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE